                      PREFERRED STOCK PURCHASE AGREEMENT


                                    Between


                          SIRROM CAPITAL CORPORATION
                            (d/b/a Tandem Capital),


                       ARGOSY INVESTMENT PARTNERS, L.P.,


                                      And


                             BERGER HOLDINGS, LTD.





                                 December 17, 1997

                               Table of Contents

ARTICLE I - SALE AND PURCHASE OF STOCK............................................................................1
   Section 1.1 Description of Preferred Stock.....................................................................1
   Section 1.2 Commitment; Closing Date...........................................................................1
   Section 1.3 Commitment Fee.....................................................................................2
ARTICLE II -- REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................................................2
   Section 2.1 Corporate Status...................................................................................2
   Section 2.2 Capitalization.....................................................................................3
   Section 2.3 Authorization; Absence of Conflicts................................................................3
   Section 2.4 Validity and Binding Effect........................................................................4
   Section 2.5 Financial Statements...............................................................................4
   Section 2.6 SEC Reports........................................................................................4
   Section 2.7 Absence of Changes.................................................................................5
   Section 2.8 No Defaults........................................................................................5
   Section 2.9 Compliance With Law................................................................................5
   Section 2.10 Litigation........................................................................................5
   Section 2.11 Taxes.............................................................................................6
   Section 2.12 Certain Transactions..............................................................................6
   Section 2.13 Title to Property.................................................................................6
   Section 2.14 Intellectual Property.............................................................................7
   Section 2.15 Debt..............................................................................................7
   Section 2.16 Material Contracts................................................................................7
   Section 2.17 Environmental Matters.............................................................................8
   Section 2.18 Accounting Matters................................................................................8
   Section 2.19 Distributions to Company..........................................................................9
   Section 2.20 Prior Sales.......................................................................................9
   Section 2.21 Regulatory Compliance.............................................................................9
   Section 2.22 Margin Regulations................................................................................9
   Section 2.23 Limited Offering..................................................................................9
   Section 2.24 Registration Rights..............................................................................10
   Section 2.25 Insurance........................................................................................10
   Section 2.26 Governmental Consents............................................................................10
   Section 2.27 Employees........................................................................................10
   Section 2.28 ERISA............................................................................................10
   Section 2.29 Fees/Commissions.................................................................................11
   Section 2.30 Small Business Concern...........................................................................11
   Section 2.31 Proposed Acquisition.............................................................................11
   Section 2.32 Disclosure.......................................................................................11
   Section 2.33 Survival.........................................................................................11
ARTICLE III - REPRESENTATIONS AND WARRANTIES OF PURCHASERS.......................................................12
   Section 3.1 Corporate Status; Residence.......................................................................12
   Section 3.2 Authorization.....................................................................................12
   Section 3.3 Validity and Binding Effect.......................................................................12
   Section 3.4 Accredited Investor Status; Purchase for Investment...............................................12
   Section 3.5 Legends on Certificates...........................................................................13
   Section 3.6 Survival..........................................................................................13
ARTICLE IV - CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PURCHASERS...............................................13
   Section 4.1 Representations and Warranties....................................................................13
   Section 4.2 Officer's Certificate.............................................................................13

   Section 4.3 Satisfactory Proceedings; Secretary's Certificate.................................................14
   Section 4.4 Legal Opinion.....................................................................................14
   Section 4.5 Authorization Agreement...........................................................................14
   Section 4.6 Statement With Respect To Shares..................................................................14
   Section 4.7 Registration Rights Agreement.....................................................................14
   Section 4.8 The Company's Existence and Authority.............................................................14
   Section 4.9 Acquisition Transaction...........................................................................14
   Section 4.10 Debentures.......................................................................................15
   Section 4.11 Senior Loan Agreement; Intercreditor Agreement...................................................15
   Section 4.12 SBA Forms........................................................................................15
   Section 4.13 Required Consents................................................................................15
   Section 4.14 Expenses.........................................................................................15
   Section 4.15 Waiver of Conditions.............................................................................15
ARTICLE V - COVENANTS OF COMPANY.................................................................................16
   Section 5.1 Use of Proceeds...................................................................................16
   Section 5.2 Dividends; Repurchase of Preferred Stock..........................................................16
   Section 5.3 Corporate Existence, Etc..........................................................................16
   Section 5.4 Maintenance, Etc..................................................................................16
   Section 5.5 Nature of Business................................................................................17
   Section 5.6 Insurance.........................................................................................17
   Section 5.7 Taxes, Claims for Labor and Materials.............................................................17
   Section 5.8 Compliance with Laws, Agreements, etc.............................................................17
   Section 5.9 ERISA Matters.....................................................................................17
   Section 5.10 Books and Records; Rights of Inspection..........................................................18
   Section 5.11 Reports..........................................................................................18
   Section 5.12 Annual Plan......................................................................................19
   Section 5.13 Board of Directors; Observer Rights..............................................................20
   Section 5.14 Further Assurances...............................................................................20
ARTICLE VI - AMENDMENTS, WAIVERS AND CONSENTS....................................................................20
   Section 6.1 Consent Required..................................................................................20
   Section 6.2 Effect of Amendment or Waiver.....................................................................20
ARTICLE VII -- INTERPRETATION OF AGREEMENT; DEFINITIONS..........................................................20
   Section 7.1 Definitions.......................................................................................20
   Section 7.2 Accounting Principles.............................................................................22
ARTICLE VIII  -- MISCELLANEOUS...................................................................................23
   Section 8.1 Expenses; Stamp Tax Indemnity.....................................................................23
   Section 8.2 Powers and Rights Not Waived; Remedies Cumulative.................................................23
   Section 8.3 Notices...........................................................................................23
   Section 8.4 Successors and Assigns............................................................................24
   Section 8.5 Survival of Covenants and Representations.........................................................25
   Section 8.6 Severability......................................................................................25
   Section 8.7 Governing Law.....................................................................................25
   Section 8.8 Captions; Counterparts............................................................................25
   Section 8.9 Entire Agreement..................................................................................25
   Section 8.10 Specific Performances............................................................................25
   Section 8.11 Attorneys' Fees..................................................................................26

                      PREFERRED STOCK PURCHASE AGREEMENT


         This PREFERRED STOCK PURCHASE AGREEMENT (the "Agreement") entered into the 17th day of December, 1997, is by and among BERGER HOLDINGS, LTD., a Pennsylvania corporation (the "Company"); and SIRROM CAPITAL CORPORATION, d/b/a TANDEM CAPITAL, a Tennessee corporation ("Tandem"), and ARGOSY INVESTMENT PARTNERS, L.P., a Pennsylvania limited partnership ("Argosy") (each of Tandem and Argosy being referred to as, individually, a "Purchaser," and collectively, the "Purchasers").


                             W I T N E S S E T H:

         WHEREAS, the Company desires to obtain additional capital for use in connection with its business through the issue and sale of shares of Preferred Stock (as defined herein) of the Company, and the Purchasers, severally, are willing to purchase such shares of Preferred Stock from the Company, on the terms and conditions set forth herein.

         NOW, THEREFORE, in mutual consideration of the premises and the respective representations, warranties, covenants and agreements contained herein, the parties agree as follows:


                    ARTICLE I - SALE AND PURCHASE OF STOCK

Section 1.1       Description of Preferred Stock.

         The Company has authorized the issue and sale of 40,000 shares of its Series A Convertible Preferred Stock (the "Preferred Stock") having the rights and preferences set forth in the Company's proposed Statement With Respect To Shares in the form attached hereto as Exhibit A (the "Statement With Respect To Shares"), for a purchase price of $100.00 per share, or an aggregate purchase price of $4,000,000.00. The Statement With Respect To Shares shall be filed with the Secretary of State of Pennsylvania on or before the Closing Date (as defined below). The terms which are capitalized herein shall have the meanings set forth in Section 7 hereof unless the context shall otherwise require.

Section 1.2       Commitment; Closing Date.

         Subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, (i) the Company agrees to issue and sell to Tandem, and Tandem agrees to purchase from the Company, 25,000 shares of Preferred Stock for a purchase price of $2,500,000, and (ii) the Company agrees to issue and sell to Argosy, and Argosy agrees to purchase from the Company, 15,000 shares of Preferred Stock for a purchase price of $1,500,000.

         Delivery of certificates representing the Preferred Stock will be made at the offices of Sherrard & Roe, PLC, 424 Church Street, Suite 2000, Nashville, Tennessee 37219, against payment therefor by federal funds wire transfer in immediately available funds and to the accounts and in the amounts in accordance with the Company's wire instructions set forth on Exhibit B hereto, on January 2, 1998, or such other date as the Company shall determine, upon two (2) business days prior notice to Purchasers, but no later than January 30, 1998 (the "Closing Date"). The stock certificates to be delivered to the Purchasers on the Closing Date will be registered in the respective Purchaser's name or in the name of such nominee as a Purchaser may specify at least 24 hours prior to the date fixed for delivery.

Section 1.3       Commitment Fee.

The Company agrees to pay, on or before the Closing Date, a commitment fee (a) to Tandem in the amount of $25,000, and (b) to Argosy, in the amount of $15,000; provided that if no closing occurs hereunder, no such fee shall be payable by the Company.


          ARTICLE II -- REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to the Purchasers as follows:

Section 2.1       Corporate Status.

         (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has the corporate power to own and operate its properties, to carry on its business as now conducted and to enter into and to perform its obligations under this Agreement, the Registration Rights Agreement, to be dated as of the Closing Date, by and between the Company and Purchasers (the "Registration Rights Agreement"), and any other document executed and delivered by the Company in connection herewith or therewith (collectively, the "Operative Documents"). The Company is qualified to do business and is in good standing in each state or other jurisdiction in which such qualification is necessary under applicable provisions of law, except where the failure to so qualify would not have a Materially Adverse Effect on the financial condition or results of operations of the Company. The states or other jurisdictions in which the Company is so qualified are set forth on Schedule 2.1(a) hereto.

         (b) Schedule 2.1(b) sets forth a complete list of each corporation, partnership, joint venture, limited liability company or other business organization in which the Company owns, directly or indirectly, any capital stock or other equity interest (the "Subsidiary" or, collectively, the "Subsidiaries"), or with respect to which the Company or any Subsidiary, alone or in combination with others, is in a control position, which list shows the jurisdiction of incorporation or other organization and the percentage of stock or other equity interest of each Subsidiary owned by the Company. Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of incorporation or other organization as indicated on Schedule 2.1(b), each has all requisite power and authority and holds all material licenses, permits and other required authorizations from government authorities necessary to own its properties and assets and to conduct its business as it is now being conducted, and is qualified to do business as a foreign corporation (or business organization) and is in good standing in every jurisdiction in which such qualification is necessary under applicable provisions of law, except where the failure to so qualify would not have a Materially Adverse Effect on the financial condition or results of operations of the Company. All of the outstanding shares of capital stock, or other equity interest, of each Subsidiary owned, directly or indirectly, by the Company have been validly issued, are fully paid and nonassessable, and are owned by the Company free and clear of all liens, charges, security interests or encumbrances.

         (c) Schedule 2.1(c) sets forth a complete list of "affiliates" (as that term is defined in Title 13, United States Code of Federal Regulations,
Section 121.103) (the "SBA Affiliates"), with a brief statement describing the basis of each affiliation.

Section 2.2       Capitalization.

         (a) The authorized capital stock of the Company consists of (i) 20,000,000 shares of common stock, par value $.01 per share (the "Common Stock"), of which 5,198,992 shares are issued and outstanding, and (ii) 5,000,000 shares of preferred stock, with rights and preferences fixed by the Board of Directors in accordance with the corporate laws of the Commonwealth of Pennsylvania and the Company's Articles of Incorporation, as amended], none of which is issued and outstanding. All shares of Common Stock outstanding have been validly issued and are fully paid and nonassessable. As of the Closing Date, 40,000 shares of such preferred stock shall have been designated as "Series A Convertible Preferred Stock" with the rights, preferences and limitations set forth in the Statement With Respect To Shares. Except as listed on Schedule 2.2(a), there are no statutory or contractual pre-emptive rights, rights of first refusal, antidilution rights or any similar rights held by any party with respect to the issuance of the Preferred Stock.

         (b) The Company has not granted, or agreed to grant or issue, any options, warrants or rights to purchase or acquire from the Company any shares of capital stock of the Company, there are no securities outstanding or committed to be issued by the Company or any Subsidiary which are convertible into or exchangeable for any shares of capital stock or other securities of the Company, and there are no contracts, commitments, agreements, understandings, arrangements or restrictions as to which the Company is a party, or by which it is bound, relating to any shares of capital stock or other securities of the Company, whether or not outstanding except for (i) the shares of Preferred Stock to be issued pursuant to this Agreement, (ii) the conversion privileges of the holders of the Preferred Stock to be issued pursuant to this Agreement, with respect to which an aggregate of at least 941,177 shares of Common Stock have been reserved for issuance upon such conversion, (iii) the Stock Purchase Warrants (the "Tandem and Argosy Warrants") to be issued pursuant to the Debenture Purchase Agreement between the Company and Purchasers, dated of even date herewith (the "Debenture Purchase Agreement"), and iv) such options, warrants and other rights to acquire capital stock of the Company, together with relevant exercise prices and dates, set forth on Schedule 2.2(b). Except as set forth on Schedule 2.2(b), all such shares have been duly reserved for issuance, have been duly and validly authorized and upon issuance in accordance with the terms of the respective instruments, will be validly issued, fully paid and nonassessable.

         (c) The Preferred Stock that is being purchased by the Purchasers, when issued, sold, and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws. The Common Stock issuable upon conversion of the Preferred Stock being purchased under this Agreement has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Statement With Respect To Shares, will be duly and validly issued, fully paid, and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws.

Section 2.3       Authorization; Absence of Conflicts.

         The Company has full legal right, power and authority to enter into and perform its obligations under this Agreement and any of the other Operative Documents without the consent or approval of any other person, firm, governmental agency or other legal entity except as set forth on Schedule 2.3, each of which will be obtained prior to Closing. The execution and delivery of this Agreement, the issuance of the shares of Preferred Stock hereunder, the execution and delivery of each other document in connection herewith or therewith to which the Company is a party, and the performance by the Company of its obligations hereunder and/or thereunder are within the corporate powers of the Company and have been duly authorized by all necessary corporate action properly taken, have received all necessary governmental approvals, if any were required, and do not and will not contravene or conflict with (a) the Articles of Incorporation or Bylaws, as amended, of the Company , (b) any material agreement to which the Company or any of its Subsidiaries is a party or by which any of them or their properties is bound, or constitute a default thereunder, or result in the creation or imposition of any lien, charge, security interest, or encumbrance of any nature upon any of the property or assets of the Company or any of its Subsidiaries pursuant to the terms of any such agreement or instrument, or (c) violate any provision of law or any applicable judgment, ordinance, regulation or order of any court or governmental agency. The officer(s) executing this Agreement, the Operative Documents and any other document executed and delivered by Purchasers in connection herewith or therewith, is duly authorized to act on behalf of the Company.

Section 2.4       Validity and Binding Effect.

         Each of the Operative Documents is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by the effect of bankruptcy, insolvency or similar laws affecting creditors' rights generally or by general principles of equity.

Section 2.5       Financial Statements.

         The consolidated financial statements of the Company and its Subsidiaries for the fiscal years ended December 31, 1994, December 31, 1995, and December 31, 1996, and the unaudited consolidated financial statements as of and for the nine (9) months ended September 30, 1997, and the related notes, copies of which the Company previously has delivered to Purchasers, fairly present the financial position, results of operations, cash flows and changes in stockholders' equity of the Company and its consolidated Subsidiaries, at the respective dates of and for the periods to which they apply in such financial statements and have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods indicated, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, have a Materially Adverse Effect). No financial statements of any other person(s) are required by GAAP to be included in the consolidated financial statements of the Company.

Section 2.6       SEC Reports.

         The Company's Common Stock is listed on the NASDAQ Small Cap Market and has been duly registered with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Since January 1, 1994, the Company has timely filed all reports, registrations, proxy or information statements and all other documents, together with any amendments required to be made thereto, required to be filed with the SEC under the Securities Act and the Exchange Act (collectively, the "SEC Reports"). The Company previously has furnished to Purchasers true copies of all the SEC Reports, together with all exhibits thereto that a Purchaser has requested, and the Company's annual report to stockholders for the year ended December 31, 1996, which annual report meets the requirements of Rule 14a-3 or 14e-3 under the Exchange Act (the "Annual Report"). The financial statements contained in the SEC Reports fairly presented (or will fairly present, as the case may be) the financial position of the Company as of the dates mentioned and the results of operations, changes in stockholders' equity and changes in financial position or cash flows for the periods then ended in conformity with GAAP applied on a consistent basis throughout the periods involved. As of their respective dates, the SEC Reports complied (or will comply, as the case may be) in all material respects with all rules and regulations promulgated by the SEC and did not (or will not, as the case may be) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 2.7       Absence of Changes.

          Except as set forth on Schedule 2.7, since September 30, 1997, (i) neither the Company nor any of its Subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that are material to the Company or any of its Subsidiaries, (ii) neither the Company nor any of its Subsidiaries has purchased any of its outstanding capital stock or declared, or paid any dividend or other distribution or payment in respect of its capital stock,
(iii) there has not been any change in the authorized or issued capital stock, long-term debt or short-term debt of the Company, and (iv) there has not been any Materially Adverse Effect in or affecting the business, operations, properties, prospects, assets, or condition (financial or otherwise) of the Company or any Subsidiary, and no event has occurred or circumstance exists that may result in such a Materially Adverse Effect.

Section 2.8       No Defaults.

         Except as set forth on Schedule 2.8 and except where a default or event of default does not and would not constitute a Materially Adverse Effect, to the Company's knowledge, no default or event of default by the Company or any Subsidiary exists under this Agreement or under any instrument or agreement to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or its respective properties may be bound or, to the knowledge of the Company, affected, and no event has occurred and is continuing that with notice or the passage of time or both would constitute a default or event of default thereunder.

Section 2.9       Compliance With Law.

         The Company and its Subsidiaries are in compliance with all federal, state and local laws, regulations, decrees and orders applicable to them (including but not limited to occupational and health standards and controls, antitrust, monopoly, restraint of trade or unfair competition) to the extent that noncompliance, in the aggregate, cannot reasonably be expected to cause a Materially Adverse Effect.

Section 2.10      Litigation.

         Except as set forth on Schedule 2.10, there is no litigation, arbitration, claim, proceeding or investigation pending or threatened in writing in which the Company or any Subsidiary is a party or to which any of its respective properties or assets is the subject which, if determined adversely to the Company or such Subsidiary, would individually or in the aggregate have a Materially Adverse Effect.

Section 2.11      Taxes.

         Except as set forth on Schedule 2.11, the Company and its Subsidiaries have filed or caused to be filed all federal, state and local income, excise and franchise tax returns required to be filed (except for returns that have been appropriately extended), and have paid, or provided for the payment of, all taxes shown to be due and payable on said returns and all other taxes, impositions, assessments, fees or other charges imposed on it by any governmental authority, agency or instrumentality, prior to any delinquency with respect thereto (other than taxes, impositions, assessments, fees and charges currently being contested in good faith by appropriate proceedings, for which appropriate amounts have been reserved), and the Company does not know of any proposed assessment for additional taxes or any basis therefor. No tax liens have been filed against the Company, or its Subsidiaries or any of their properties. The Company's federal income tax liability has been finally determined by the Internal Revenue Service and satisfied for all taxable years up to and including the taxable year ended December 31, 1992, or closed by applicable statutes of limitation.

Section 2.12      Certain Transactions.

         Except as set forth on Schedule 2.12(i) and except as to indebtedness incurred in the ordinary course of business and approved by the Board of Directors of the Company, neither the Company nor any Subsidiary is indebted, directly or indirectly, to any of its officers or directors, or to their respective spouses or children, in excess of an aggregate amount of $60,000, and none of the officers or directors or any members of their immediate families are indebted to the Company or any Subsidiary in excess of an aggregate amount of $60,000 or have any direct or indirect ownership interest in any firm or corporation with which the Company or any Subsidiary is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company or any Subsidiary, except that officers and/or directors of the Company may own no more than 4.9% of the outstanding stock of any publicly traded company which competes directly with the Company. Except as set forth on Schedule 2.12(ii), no officer or director of the Company or any Subsidiary or any member of their immediate families is, directly or indirectly, interested in any material contract with the Company or any Subsidiary. Except as set forth on Schedule 2.12(iii), neither the Company nor any Subsidiary is a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

Section 2.13      Title to Property.

         The Company and each Subsidiary has good and marketable title to all real and personal property owned by it, free and clear of all liens, security interests, pledges, encumbrances, equities claims and restrictions of every kind and nature whatsoever, except as disclosed on Schedule 2.13 and except for such liens, security interests, pledges, encumbrances, equities claims and restrictions which are not in the aggregate material to the business, operations or financial condition of the Company and its Subsidiaries taken as a whole. Any real property and buildings held under lease by the Company or any Subsidiary are held under valid existing and enforceable leases, and no default has occurred or is continuing thereunder might result in any Materially Adverse Effect, and the Company and each Subsidiary enjoys peaceful and undisturbed possession under all such leases, except as disclosed on
Schedule 2.13 or which are not material and do not interfere with the use to be made of such buildings or property by the Company or any Subsidiary.

Section 2.14      Intellectual Property.

         Except as set forth in Schedule 2.14, the Company is the lawful owner or has a valid right to use the Proprietary Information in its business free and clear of any claim, right, trademark, patent or copyright protection of any third party. The Company has good and marketable title to or has a valid right to use all patents, trademarks, trade names, service marks, copyrights or other intangible property rights, and registrations or applications for registration thereof, owned by the Company or any Subsidiary or used or required by the Company or any Subsidiary in the operation of its business as presently being conducted, which are listed on Schedule 2.14(b)(i), except as set forth on Schedule 2.14(b)(ii). The Company has no knowledge of any infringements or conflict with asserted rights of others with respect to copyrights, patents, trademarks, service marks, trade names, trade secrets or other intangible property rights or know-how which would individually or in the aggregate have a Materially Adverse Effect. To the Company's knowledge, no products or processes of the Company infringe or conflict with any rights of patent or copyright, or any discovery, invention, product or process, that is the subject of a patent or copyright application or registration known to the Company. The Company follows such procedures as the Company deems necessary or appropriate to provide reasonable protection of the Company's trade secrets and proprietary rights in intellectual property of all kinds. To the knowledge of the Company, no person employed by or affiliated with the Company has employed or proposes to employ any trade secret or any information or documentation proprietary to any former employer, and to the knowledge of the Company, no person employed by or affiliated with the Company has violated any confidential relationship that such person may have had with any third person, in connection with the development, manufacture or sale of any product or proposed product or the development or sale of any service or proposed service of the Company.

Section 2.15      Debt.

         Schedule 2.15(i) sets forth (i) a complete and correct list of all loans, credit agreements, indentures, purchase agreements, promissory notes and other evidences of indebtedness, Guaranties, capital leases and other instruments, agreements and arrangements presently in effect providing for or relating to extensions of credit (including agreements and arrangements for the issuance of letters of credit or for acceptance financing) in respect of which the Company, any Subsidiary or any of their properties is in any manner directly or contingently obligated; (ii) a correct statement of the maximum principal or face amounts of the credit in question that are outstanding and that can be outstanding; and (iii) a correct statement of all liens, pledges or security interests of any nature given or agreed to be given as security therefor or in connection therewith. Consummation of the transactions hereby contemplated and the performance of the obligations of the Company under the Operative Documents will not result in any breach of, or constitute a default under, or require the consent of any person under, any loan, credit agreement, indenture, purchase agreement, promissory note or other evidences of indebtedness, Guaranty, capital lease or other instrument, agreement or arrangement set forth on Schedule 2.15(i), except as set forth on Schedule 2.15(ii).

Section 2.16      Material Contracts.

         Schedule 2.16(i) sets forth a complete and correct list of (a) all contracts, agreements and other documents outside the ordinary course of business pursuant to which the Company or any Subsidiary either (i) receives revenues or (ii) makes payment to any third Person(s), in excess of $100,000 per fiscal year, and (b) all contracts or other agreements required to be filed by the Company with the SEC as an exhibit pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act (each instrument identified in

Schedule 2.16 individually being an "Applicable Contract" and collectively the "Applicable Contracts"). Each Applicable Contract is in full force and effect as of the date hereof and the Company knows of no reason why such Applicable Contracts would not remain in full force and effect pursuant to the terms thereof. Consummation of the transactions hereby contemplated and the performance of the obligations of the Company under the Operative Documents will not result in any breach of, or constitute a default under, or require the consent of any person under, any Applicable Contract set forth on Schedule 2.16, except as set forth on Schedule 2.16(ii).

Section 2.17      Environmental Matters.

         The Company and each of its Subsidiaries have duly complied in all material respects with, and its business, operations, assets, equipment, property, leaseholds or other facilities of each are in compliance in all material respects with, the provisions of all federal, state and local environmental, health, and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder. Except where not likely to result in a Materially Adverse Effect, the Company and each of its Subsidiaries have been issued and will maintain all required federal, state and local permits, licenses, certificates and approvals relating to (i) air emissions; (ii) discharges to surface water or groundwater; (iii) noise emissions; (iv) solid or liquid waste disposal; (v) the use, generation, storage, transportation or disposal of toxic or hazardous substances or wastes (which shall include any and all such materials listed in any federal, state or local law, code or ordinance and all rules and regulations promulgated thereunder as hazardous or potentially hazardous); or (vi) other environmental, health or safety matters. Neither the Company nor any Subsidiary has received notice of, or knows of, or suspects facts which might constitute any material violations of any federal, state or local environmental, health or safety laws, codes or ordinances, and any rules or regulations promulgated thereunder with respect to its businesses, operations, assets, equipment, property, leaseholds, or other facilities. Except in accordance with a valid governmental permit, license, certificate or approval, there has been no emission, spill, release or discharge into or upon (a) the air; (b) soils, or any improvements located thereon; (c) surface water or groundwater; or (d) the sewer, septic system or waste treatment, storage or disposal system servicing the premises, of any toxic or hazardous substances or wastes at or from the premises owned or occupied by the Company or its Subsidiaries. To the Company's knowledge, there has been no complaint, order, directive, claim, citation or notice by any governmental authority or any person or entity with respect to (I) air emissions; (II) spills, releases or discharges to soils or improvements located thereon, surface water, groundwater or the sewer, septic system or waste treatment, storage or disposal systems servicing the premises; (III) noise emissions; (IV) solid or liquid waste disposal; (V) the use, generation, storage, transportation or disposal of toxic or hazardous substances or waste; or (VI) other environmental, health or safety matters affecting the Company or any of its Subsidiaries or their respective businesses, operations, assets, equipment, property, leaseholds or other facilities. Neither the Company nor any Subsidiary has any material indebtedness, obligation or liability (absolute or contingent, matured or not matured), with respect to the storage, treatment, cleanup or disposal of any solid wastes, hazardous wastes or other toxic or hazardous substances (including without limitation any such indebtedness, obligation, or liability with respect to any current regulation, law or statute regarding such storage, treatment, cleanup or disposal).

Section 2.18      Accounting Matters.

         The books of account, minute books, stock record books and other records of the Company and its Subsidiaries are complete and correct in all material respects, have been maintained in accordance with sound business practices and accurately and fairly reflect the transactions and dispositions of the assets of the Company. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for the assets of the Company and each of its Subsidiaries; (iii) access to the assets of the Company and each of its Subsidiaries is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets of the Company and each of its Subsidiaries are compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

Section 2.19      Distributions to Company.

         No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distributions on such Subsidiary's capital stock, from repaying to the Company any loans or advances to such Subsidiary or from transferring any of such Subsidiary's property or assets to the Company or any other Subsidiary of the Company. The Company is not prohibited from paying cash dividends to the holders of the Preferred Stock except as set forth in Schedule 2.19.

Section 2.20      Prior Sales.

          All offers and sales by the Company of its capital stock since January 1, 1994, were at all relevant times (i) exempt from the registration requirements of the Securities Act or were duly registered under the Securities Act, and (ii) were duly registered or were the subject of an available exemption from the registration requirements of all applicable state securities or Blue Sky laws.

Section 2.21      Regulatory Compliance.

         The conduct of the business and the ownership of the assets of the Company and its Subsidiaries does not require any license, permit, approval, waiver or other authorization of any federal, state or local governmental or regulatory body of which the failure to obtain would cause a Materially Adverse Effect, and except as set forth on Schedule 2.21, such business is not subject to the regulation of any federal, state or local government or regulatory body by reason of the nature of the business being conducted (as distinct from regulation common to commercial enterprises in general). All licenses, permits and authorizations of which the failure to obtain would cause a Materially Adverse Effect are in full force and effect.

Section 2.22      Margin Regulations.

         The Company is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock. No proceeds received pursuant to this Agreement will be used to purchase or carry any equity security of a class which is registered pursuant to Section 12 of the Exchange Act.

Section 2.23      Limited Offering.

         Subject in part to the truth and accuracy of each Purchaser's representations set forth in this Agreement, the offer, sale and issuance of the Preferred Stock are exempt from the registration requirements of the Securities Act, and neither the Company nor any authorized agent acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.

Section 2.24      Registration Rights.

         Except as described in Schedule 2.24, the Company is not under any obligation to register under the Securities Act, as amended, any of its presently outstanding securities or any of its securities that may subsequently be issued.

Section 2.25      Insurance.

         The Company has maintained, and has caused each Subsidiary to maintain, the insurance policies set forth on Schedule 2.25.

Section 2.26      Governmental Consents.

         No consent, approval, qualification, order or authorization of, or filing with, any local, state, or federal governmental authority is required on the part of the Company in connection with the Company's valid execution, delivery, or performance of this Agreement or the offer, sale or issuance of the Preferred Stock by the Company.

Section 2.27      Employees.

         Schedule 2.27 sets forth the number of full-time employees and full-time equivalent employees of the Company and each Subsidiary as of the most recent payroll date, which date is set forth therein. To the best of the Company's knowledge, there is no strike, labor dispute or union organization activities pending or threatened between it and its employees. Except as set forth on Schedule 2.27, none of the Company's employees belongs to any union or collective bargaining unit. To the best of its knowledge, the Company has complied in all material respects with all applicable state and federal equal opportunity and other laws related to employment. To the best of the Company's knowledge, no employee of the Company is or will be in violation of any judgment, decree, or order, or any term of any employment contract, patent disclosure agreement, or other contract or agreement relating to the relationship of any such employee with the Company, or any other party, because of the nature of the business conducted or presently proposed to be conducted by the Company or to the use by the employee of his or her best efforts with respect to such business. Except as disclosed in Schedule 2.27, the Company is not a party to or bound by any employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, or other employee compensation agreement. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. Except as described in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, and as described in Schedule 2.27, subject to general principles related to wrongful termination of employees, the employment of each officer and employee of the Company is terminable at the will of the Company.

Section 2.28      ERISA.

         The Company is in compliance in all material respects with all applicable provisions of Title IV of the Employee Retirement Income Security Act of 1974, Pub. L. No. 93-406, September 2, 1974, 88 Stat. 829, 29 U.S.C.A. ss.
1001 et seq. (1975), as amended from time to time ("ERISA"). Except as disclosed in Schedule 2.28, neither a reportable event nor a prohibited transaction (as defined in ERISA) has occurred and is continuing with respect to any "pension plan" (as such term is defined in ERISA, a "Plan"); no notice of intent to terminate a Plan has been filed nor has any Plan been terminated; no circumstances exist which constitute grounds entitling the Pension Benefit Guaranty Corporation (together with any entity succeeding to or all of its functions, the "PBGC") to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings; neither the Company nor any commonly controlled entity (as defined in ERISA) has completely or partially withdrawn from a multiemployer plan (as defined in ERISA); the Company and each commonly controlled entity has met its minimum funding requirements under ERISA with respect to all of its Plans and the present fair market value of all Plan property exceeds the present value of all vested benefits under each Plan, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA and the regulations thereunder for calculating the potential liability of the Company or any commonly controlled entity to the PBGC or the Plan under Title IV or ERISA; and neither the Company nor any commonly controlled entity has incurred any liability to the PBGC under ERISA.

Section 2.29      Fees/Commissions.

         The Company has not agreed to pay any finder's fee, commission, origination fee or other fee or charge to any person or entity with respect to or as a result of the consummation of the transactions contemplated hereunder, except for the processing fee due to Purchaser pursuant to Section 1.3 hereof.

Section 2.30      Small Business Concern.

         The Company, together with its SBA Affiliates, if any, is and will be on the Closing Date a "small business concern" within the meaning of Section
107.50 of Title 13 of the United States Code of Federal Regulations and which meets the size standards under 13 C.F.R. ss. 121.301(c). The information to be set forth in the Small Business Administration Form 480, Form 652 and Part A of Form 1031 regarding the Company is accurate and complete. Neither the Company nor any of its Subsidiaries presently engage in any activities for which a small business investment company is prohibited from providing funds under 13 C.F.R. ss. 107.720.

Section 2.31      Proposed Acquisition.

         The Company has entered into the Asset Purchase Agreement, dated as of December 3, 1997, among the Company, Benjamin Obdyke Incorporated (the "Seller") and the shareholders of Seller (the "Acquisition Agreement"), in the form of Schedule 2.31 hereto (the "Obdyke Acquisition").

Section 2.32      Disclosure.

         No representation or warranty given as of the date hereof by the Company contained in this Agreement or any Schedule attached hereto or any statement in any document, certificate or other instrument furnished or to be furnished to the Purchaser pursuant hereto, taken as a whole, contains or will (as of the time so furnished) contain any untrue statement of a material fact, or omits or will (as of the time so furnished) omit to state any material fact which is necessary in order to make the statements contained herein or therein not misleading.

Section 2.33      Survival.

         The representations and warranties of the Company contained in this Agreement shall survive in accordance with Section 8.5 hereof until this Agreement terminates.

           ARTICLE III - REPRESENTATIONS AND WARRANTIES OF PURCHASERS

         Each Purchaser, severally and not jointly, hereby represents to the Company, as follows:

Section 3.1       Corporate Status; Residence.

         Purchaser is a corporation or partnership duly organized and validly existing under the laws of its respective jurisdiction and has the requisite power and authority to own and operate its properties, to carry on its business as now conducted and to enter into and to perform its obligations under this Agreement and any other document executed or delivered by Purchaser in connection herewith. Purchaser is resident in the State set forth under its name in Section 8.3 below.

Section 3.2       Authorization.

         Purchaser has full legal right, power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement, and any other document executed and delivered by Purchaser in connection herewith, without the consent or approval of any other person, firm, governmental agency or other legal entity. The execution and delivery of this Agreement and any other document executed and delivered by Purchaser in connection herewith, and the performance by Purchaser of its obligations hereunder and/or thereunder are within the corporate or organizational powers of Purchaser, and do not and will not contravene or conflict with (a) the organizational documents of Purchaser, (b) any material agreement to which Purchaser is a party or by which it or any of its properties is bound, or constitute a default thereunder, or result in the creation or imposition of any lien, charge, security interest or encumbrance of any nature upon any of the property or assets of Purchaser pursuant to the terms of any such agreement or instrument, or (c) violate any provision of law or any applicable judgment, ordinance, regulation or order of any court or governmental agency. The person(s) executing this Agreement and any other document executed and delivered by Purchaser in connection herewith, is duly authorized to act on behalf of Purchaser.

Section 3.3       Validity and Binding Effect.

         This Agreement and any other document executed and delivered by Purchaser in connection herewith are the legal, valid and binding obligations of the Purchaser, enforceable against it in accordance with their respective terms.

Section 3.4       Accredited Investor Status; Purchase for Investment.

         Purchaser is and at the Closing Date will be an "accredited investor" under Rule 501(a) under the Securities Act. Tandem is, and at the Closing Date will be, an investment company registered under the Investment Company Act of 1940, as amended and has, and at the Closing Date will have, a net worth in excess of One Million Dollars ($1,000,000). Argosy is, and at the Closing Date will be, a Small Business Investment Company, as the term is defined in
Section 103 of the Small Business Investment Act of 1958, 15 U.S.C.A. ss.662, and has, and at the Closing Date will have, a total capital of at least One Million Dollars ($1,000,000). Purchaser is acquiring the Preferred Stock for its own account, for investment, and not with a view to the distribution or resale thereof, in whole or in part, in violation of the Securities Act or any applicable state securities law, and Purchaser has no present intention of selling, negotiating or otherwise disposing of the Preferred Stock, it being understood that Tandem intends to transfer and assign, without consideration, the Preferred Stock and all of Tandem's rights and obligations under this Agreement and the Operative Documents to one or more Wholly-owned Subsidiaries of Tandem, which Wholly-owned Subsidiaries are also "accredited investors" under Rule 501(a).

Section 3.5       Legends on Certificates.

         Purchaser understands that the certificates representing the Preferred Stock (or the Common Stock issued upon conversion of the Preferred Stock) shall bear the following or similar legend and that appropriate stock transfer instructions will be entered in the stock records of the Company:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAW. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO OR FOR RESALE IN CONNECTION WITH THE DISTRIBUTION THEREOF. NO DISPOSITION OF THE SHARES MAY BE MADE IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (2) AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH DISPOSITION WITHOUT REGISTRATION IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAW.

Section 3.6       Survival.

         The representations and warranties of Purchaser contained in this Agreement shall survive the termination of this Agreement in accordance with
Section 8.5 hereof.


       ARTICLE IV - CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PURCHASERS

         The obligation of Purchasers to purchase and pay for the Preferred Stock on the Closing Date shall be subject to the fulfillment on or before the Closing Date of each of the following conditions:

Section 4.1       Representations and Warranties.

         The representations and warranties of the Company contained in this Agreement and in any Schedule hereto or any document or instrument delivered to Purchasers or their representatives hereunder, shall have been true and correct when made and shall be true and correct as of the Closing Date as if made on such date, except to the extent such representations and warranties expressly relate to a specific date. The Company shall have duly performed all of the covenants and agreements to be performed by it hereunder on or prior to the Closing Date.

Section 4.2       Officer's Certificate.

         The Company shall have delivered to each Purchaser a certificate, dated the Closing Date, signed by the President of the Company substantially in the form attached hereto as Exhibit C.

Section 4.3       Satisfactory Proceedings; Secretary's Certificate.

         All proceedings taken in connection with the transactions contemplated by this Agreement, and all documents necessary to the consummation thereof, shall be satisfactory in form and substance to Purchasers and Purchasers' counsel, and the Company shall have delivered to each Purchaser a certificate, dated the Closing Date, signed by the Secretary of the Company substantially in the form attached hereto as Exhibit D.

Section 4.4       Legal Opinion.

         Each Purchaser shall have received the opinion of Wolf, Block, Schorr and Solis-Cohen LLP, counsel for the Company, dated the Closing Date, addressed to Purchasers, in form and substance satisfactory to Purchasers' counsel, and covering the matters set forth in Exhibit E hereto.

Section 4.5       Authorization Agreement.

         The Company shall have delivered to each Purchaser an Authorization Agreement for Pre-Authorized Payments (Debit), dated the Closing Date, executed by a duly authorized officer of the Company, in the form attached hereto as Exhibit F.

Section 4.6       Statement With Respect To Shares.

         The Statement With Respect To Shares shall have been accepted by the Office of the Secretary of State of Pennsylvania as filed.

Section 4.7       Registration Rights Agreement.

         The Company shall have executed and delivered to Purchasers the Registration Rights Agreement.

Section 4.8       The Company's Existence and Authority.

         The Company shall have delivered to Purchasers the following certificates of public officials, in each case as of a date within ten (10) days of the Closing Date:

         (a) the Articles of Incorporation of the Company and each of the Subsidiaries, certified by the Secretary of State or other appropriate official in the jurisdiction each such entity is incorporated; and

         (b) a certificate as to the legal existence and subsistence of the Company and each of the Subsidiaries issued by the Secretary of State or other appropriate official in the jurisdiction each such entity is incorporated.

Section 4.9       Acquisition Transaction.

         The closing of the purchase by the Company of the Assets (as defined in the Acquisition Agreement) from Seller pursuant to the terms of the Acquisition Agreement shall have occurred simultaneously with the Closing hereunder.

Section 4.10      Debentures.

         The Company shall have sold to Purchasers, and Purchasers shall have purchased, the Company's 12.25% Subordinated Debentures in the original principal amount of $2,500,000, and the Company shall have issued to the Purchasers the Tandem and Argosy Warrants, pursuant to the terms of the Debenture Purchase Agreement.

Section 4.11      Senior Loan Agreement; Intercreditor Agreement.

         The closing of the initial funding pursuant to the Loan and Security Agreement dated August 21, 1997, among Summit Bank and certain of the Company's Subsidiaries, as amended or restated as contemplated in that certain commitment letter dated December 2, 1997, from Summit Bank to the Company and its Subsidiaries (the "Senior Loan Agreement") shall have occurred simultaneously with the Closing hereunder; and the Company shall have executed and delivered to the Purchasers a subordination agreement among the Company, its Subsidiaries, Purchasers, and Summit Bank, in each case to provide that, absent the existence of any event of default or any event which, with the passage of time or the giving of notice, or both, would constitute an event of default under the Senior Loan Agreement, such agreements shall allow regularly scheduled payments of interest on the Debentures and dividends on the Preferred Stock; provided, however, that the subordination agreement shall contain such other terms and provisions as shall be reasonably acceptable to Purchasers.

Section 4.12      SBA Forms.

         The Company shall have delivered to Argosy Form 480, Form 652 and Form 1031, in each case duly executed (if required) by, and completed with respect to information required about, the Company.

Section 4.13      Required Consents.

         Any consents or approvals required to be obtained from any third party, including any holder of indebtedness or any outstanding security of the Company, and any amendments of agreements which shall be necessary to permit the consummation of the transactions contemplated hereby on the Closing Date, shall have been obtained and all such consents or amendments shall be satisfactory in form and substance to Purchasers and Purchasers' counsel.

Section 4.14      Expenses.

         The Company shall have reimbursed the Purchasers for all fees and expenses as provided in Section 8.1 herein.

Section 4.15      Waiver of Conditions.

         If on the Closing Date the Company fails to tender to Purchasers the Preferred Stock to be issued to Purchasers on such date or if the conditions specified in this Article IV have not been fulfilled, Purchasers may thereupon elect to be relieved of all further obligations under this Agreement. Without limiting the foregoing, if the conditions specified in this Article IV have not been fulfilled, Purchasers may waive compliance by the Company with any such condition to such extent as Purchasers, in Purchasers' sole discretion, may determine; provided, however, the failure to fulfill any of the conditions specified in Sections 4.9, 4.10 and 4.11 may not be waived. Nothing in this
Section 4.15 shall operate to relieve the Company of any of its obligations hereunder or to waive any of Purchasers' rights against the Company.

                       ARTICLE V - COVENANTS OF COMPANY

         From and after the Closing Date and continuing so long as a Purchaser holds any shares of the Preferred Stock:

Section 5.1       Use of Proceeds.

         (a) The Company shall use the proceeds of the sale of the Preferred Stock only for the purposes set forth on Schedule 5.1 attached hereto. No later than ninety (90) days after the sale of the Preferred Stock, the Company shall furnish to each Purchaser a certificate, executed by the President of the Company, itemizing the use of proceeds from the Preferred Stock.

         (b) Neither the Company nor any of its SBA Affiliates will engage in any activities or use directly or indirectly the proceeds of the Preferred Stock for any purpose for which a small business investment company is prohibited from providing funds under 13 C.F.R. ss. 107.720.

         (c) The Company will not, without obtaining the prior written approval of Argosy, change within one (1) year of the Closing, the Company's business activity to a business activity to which a small business investment company is prohibited from providing funds under 13 C.F.R. ss. 107.720.

Section 5.2       Dividends; Repurchase of Preferred Stock.

         The Company shall declare and pay the Preferred Dividends (as that term is defined in the Statement with Respect to Shares) no later than the respective dates set forth in the Statement With Respect to Shares, provided the Company may lawfully declare and pay a dividend on such dates and further provided that the payments of such dividends shall not be prohibited under the Senior Loan Agreement.

Section 5.3       Corporate Existence, Etc.

         The Company will preserve and keep in force and effect, and will cause each Subsidiary to preserve and keep in force and effect, its corporate existence and good standing in the state of incorporation thereof, its qualification and good standing as a foreign corporation in each jurisdiction where such qualification is required by applicable law except where the failure to so qualify would not have a Materially Adverse Effect and all licenses and permits necessary to the proper conduct of its business.

Section 5.4       Maintenance, Etc.

         The Company will, in all material respects, maintain, preserve and keep, and will cause each Subsidiary to maintain, preserve and keep, its properties and assets which are used in the conduct of its business (whether owned in fee or pursuant to a leasehold interest) in good repair and working order and from time to time will make all necessary repairs, replacements, renewals and additions so that at all times the efficiency thereof shall be maintained.

Section 5.5       Nature of Business.

         Neither the Company nor any Subsidiary will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Company and its Subsidiaries would be substantially changed from the general nature of the business engaged in by the Company and its Subsidiaries on the date of this Agreement, including the business engaged in by Seller.

Section 5.6       Insurance.

         The Company will maintain, and will cause each Subsidiary to maintain, insurance coverage by financially sound and reputable insurers with respect to their respective properties and business in such forms and amounts and against such risks, casualties and contingencies as are reasonable.

Section 5.7       Taxes, Claims for Labor and Materials.

         The Company will promptly pay and discharge, and will cause each Subsidiary promptly to pay and discharge, (i) all lawful taxes, assessments and governmental charges or levies imposed upon the property or business of the Company or such Subsidiary, respectively, (ii) all trade accounts payable in accordance with usual and customary business terms, and (iii) all claims for work, labor or materials, which if unpaid might become a lien or charge upon any property of the Company or such Subsidiary; provided the Company or such Subsidiary shall not be required to pay any such tax, assessment, charge, levy, account payable or claim if (a) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of any property of the Company or such Subsidiary or any material interference with the use thereof by the Company or such Subsidiary, and (b) the Company or such Subsidiary shall set aside on its books, reserves deemed by it to be adequate with respect thereto.

Section 5.8       Compliance with Laws, Agreements, etc.

         Except where failure to do so does not and would not have a Materially Adverse Effect, the Company shall maintain its business operations and property owned or used in connection therewith in compliance with (i) all applicable federal, state and local laws, regulations and ordinances, and such laws, regulations and ordinances of foreign jurisdictions, governing such business operations and the use and ownership of such property, and (ii) all agreements, licenses, franchises, indentures and mortgages to which the Company is a party or by which the Company or any of its properties is bound. Without limiting the foregoing, the Company shall pay all of its indebtedness promptly and substantially in accordance with the terms thereof.

Section 5.9       ERISA Matters.

         If the Company has in effect, or hereafter institutes, a pension plan that is subject to the requirements of Title IV of ERISA (a "Plan"), then the following covenants shall be applicable during such period as any such Plan shall be in effect: (i) throughout the existence of the Plan, the Company's contributions under the Plan will meet the minimum funding standards required by ERISA and the Company will not institute a distress termination of the Plan; and (ii) the Company will send to Purchaser a copy of any notice of a reportable event (as defined in ERISA) required by ERISA to be filed with the Labor Department or the PBGC, at the time that such notice is so filed.

Section 5.10      Books and Records; Rights of Inspection.

         The Company will keep, and will cause each Subsidiary to keep, proper books of record and account in which full and correct entries will be made of all dealings or transactions of or in relation to the business and affairs of the Company or such Subsidiary, in accordance with GAAP consistently maintained. The Company shall permit a representative of Purchaser (and, if Purchaser is a Small Business Investment Company, a representative of the United States Small Business Administration (the "SBA Representative")) to visit any of its properties and inspect its corporate books and financial records, and will discuss its accounts, affairs and finances with a representative of Purchaser (or the SBA Representative, if applicable), during reasonable business hours, at all such times as Purchaser may reasonably request. The Company will, upon reasonable request, cooperate fully with Argosy, Argosy's representatives and counsel in the preparation of any document or other material which may be required by the United States Small Business Administration or any other governmental agency as a predicate to or result of the transaction herein contemplated. The Company will furnish to any Purchaser that is a small business investment company information requested by the United States Small Business Administration concerning the economic impact of such Purchaser's investment including but not limited to information concerning taxes paid and number of employees.

Section 5.11      Reports.

         The Company will furnish to Purchaser the following (provided that this obligation shall be deemed satisfied if the Company delivers the following to each Purchaser in connection with the Debenture Purchase Agreement):

                  (a) Monthly Statements. Within thirty (30) days of the end of each month, beginning the month of January 1998, monthly internal financial reports which at a minimum shall consist of the key item report in the form currently prepared by the Company, and attached hereto as Schedule 5.12(a), as well as any additional financial reports for such period (i) distributed to directors of the Company or (ii) routinely prepared with respect to the Company and the Subsidiaries subsequent to the date hereof;

                  (b) Quarterly Statements. As soon as available and in any event within forty-five (45) days after the end of each quarterly fiscal period (except the last) of each fiscal year, copies of:

                                    (i) consolidated balance sheets of the
                  Company and Subsidiaries as of the close of the three-month period then ended, setting forth in comparative form the consolidated figures at the end of the preceding fiscal year,

                                    (ii) consolidated statements of income and
                  retained earnings of the Company and Subsidiaries for the three-month period then ended, setting forth in comparative form the consolidated figures for the corresponding period of the preceding fiscal year, and

                                    (iii) consolidated statements of cash
                  flows of the Company and Subsidiaries for the portion of the fiscal year ending with such three-month period, setting forth in comparative form the consolidated figures for the corresponding period of the preceding fiscal year, all in reasonable detail and certified as complete and correct by an authorized financial officer of the Company;

                  (c) Annual Statements. As soon as available and in any event within ninety (90) days after the close of each fiscal year of the Company, copies of:

                                    (i) consolidated balance sheets of the
                  Company and Subsidiaries as of the close of such fiscal year, and

                                    (ii) consolidated statements of income and
                  retained earnings and cash flows of the Company and Subsidiaries for such fiscal year,

in each case setting forth in comparative form the consolidated figures for the preceding fiscal year, all in reasonable detail and accompanied by an unqualified report thereon of Goldenberg Rosenthal Friendlander, LLP, or if such firm is no longer auditor to the Company, a firm of independent public accountants of recognized national standing;

                  (d) Audit Reports. Promptly upon receipt thereof, one copy of each interim or special audit made by independent accountants of the books of the Company or any Subsidiary;

                  (e) SEC and Other Reports. Promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by the Company to stockholders generally and of each periodic or current report, and any registration statement or prospectus filed by the Company or any Subsidiary with any securities exchange or the SEC or any successor agency, and copies of any orders in any proceedings to which the Company or any of its Subsidiaries is a party, issued by any governmental agency, federal or state, having jurisdiction over the Company or any of its Subsidiaries. The Company specifically covenants to timely file each such item required to be filed with the SEC and each state requiring securities laws filings;

                  (f) Press Releases. Promptly upon its release, a copy of each press release issued by the Company; and

                  (g) Requested Information. With reasonable promptness, such financial data and other information relating to the business of the Company as Purchaser may from time to time reasonably request.

Section 5.12      Annual Plan.

         The Board of Directors shall adopt and the Company will furnish to Purchasers, in such manner and form as approved by the Board of Directors of the Company, no later than the first day of each fiscal year, commencing on and after January 1, 1999, a financial plan for the Company, which shall include at least a projection of income and expenses (including capital expenditures) and a projected cash flows statement for each month in such fiscal year, and a projected balance sheet as of the end of each month in such fiscal year (the "Annual Plan"). The Company shall promptly furnish to Purchasers each amendment or revision to the Annual Plan.

Section 5.13      Board of Directors; Observer Rights.

         For so long as any shares of the Preferred Stock shall remain outstanding, and regardless of whether a nominee of an initial Purchaser is a director, upon request of either Tandem or Argosy, the Company shall invite a representative of such Purchaser to attend, at the Company's expense, all meetings of the Company's Board of Directors and all committees of the Company's Board of Directors in a nonvoting capacity and, in this respect, shall give such representative copies of all notices and meeting agenda in advance of such meetings and shall permit such representative to review all documents and other materials provided to directors at such meetings. The Company shall also provide such Purchaser, in advance, with copies of all actions proposed to be taken by the Board of Directors in lieu of meeting. Notwithstanding anything herein to the contrary, if an initial Purchaser has rights to attend Board meetings pursuant to the Debenture Purchase Agreement, this provision shall not apply to such initial Purchaser.

Section 5.14      Further Assurances.

         The Company will take all actions reasonably requested by Purchasers to effect the transactions contemplated by this Agreement and the other Operative Documents.


                 ARTICLE VI - AMENDMENTS, WAIVERS AND CONSENTS

Section 6.1       Consent Required.

         Any term, covenant, agreement or condition of this Agreement may, with the consent of the Company, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Company shall have obtained the consent in writing of the holders of at least 75% of the outstanding Preferred Stock.

Section 6.2       Effect of Amendment or Waiver.

         Any such amendment or waiver shall apply equally to all of the holders of the Preferred Stock and shall be binding upon them, upon each future holder of any Preferred Stock and upon the Company. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.


            ARTICLE VII -- INTERPRETATION OF AGREEMENT; DEFINITIONS

Section 7.1       Definitions.

         Unless the context otherwise requires, the terms hereinafter set forth when used herein shall have the following meanings and the following definitions shall be equally applicable to both the singular and plural forms of any of the terms herein defined:

         "Affiliate" shall mean any Person (a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, (b) which beneficially owns or holds 5% or more of any class of the Voting Stock of the Company or (c) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary.

         "Business Day" shall mean any day other than a Saturday, Sunday, or other day on which banks in Tennessee are authorized to close.

         The term "control" (including the terms "controlling," "controlled by" and "under common control") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of Voting Stock, by contract, or otherwise.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

         "Guaranties" by any Person shall mean all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing, or in effect guaranteeing, any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (a) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation, (ii) to maintain working capital or other balance sheet condition or (iii) otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, or (c) to lease property or to purchase Securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation, or (d) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under this Agreement, a Guaranty in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

         "Hazardous Substance" shall mean any hazardous or toxic material, substance or waste, pollutant or contaminant which is regulated under any statute, law, ordinance, rule or regulation of any local, state, regional or Federal authority having jurisdiction over the property of the Company and its Subsidiaries or its use, including but not limited to any material, substance or waste which is: (a) defined as a hazardous substance under Section 311 of the Federal Water Pollution Control Act (33 U.S.C. ss. 1317.1) as amended; (b) regulated as a hazardous waste under Section 1004 or Section 3001 of the Federal Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.) as amended; (c) defined as a hazardous substance under Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss. 9601 et seq.) as amended; or (d) defined or regulated as a hazardous substance or hazardous waste under any rules or regulations promulgated under any of the foregoing statutes.

         The term "knowledge of the Company" shall mean, with respect to a particular fact or other matter if a director or executive officer of the Company or any Subsidiary is actually, or has been, aware of such fact or other matter, after reasonable inquiry under the circumstances.

         "Materially Adverse Effect" shall mean a materially adverse effect upon the business, assets, liabilities, financial condition, results of operations or business prospects, in each case of the Company and its Subsidiaries taken as a whole, or upon the ability of the Company to perform its obligations under this Agreement, the Debentures or the other Operative Documents.

         "Multiemployer Plan" shall have the same meaning as in ERISA.

         "Person" shall mean an individual, partnership, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof.

         "Plan" means a "pension plan", as such term is defined in ERISA, established or maintained by the Company or any ERISA Affiliate or as to which the Company or any ERISA Affiliate contributed or is a member or otherwise may have any liability.

         "Proprietary Information" includes without limitation (i) any computer software and related documentation, inventions, technical and nontechnical data related thereto, and (ii) other documentation, inventions and data related to patterns, plans, methods, techniques, drawings, finances, customer lists, suppliers, products, special pricing and cost information, designs, processes, procedures, formulas, research data owned or used by the Company or any Subsidiary or marketing studies conducted by the Company, all of which the Company considers to be commercially important and competitively sensitive and which generally has not been disclosed to third parties other than customers in the ordinary course of business.

         "Security" shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

         The term "subsidiary" shall mean, as to any particular parent corporation, any corporation of which more than 50% (by number of votes) of the Voting Stock shall be owned by such parent corporation and/or one or more corporations which are themselves Subsidiaries of such parent corporation. The term "Subsidiary" shall mean a subsidiary of the Company.

         "Voting Stock" shall mean Securities of any class or classes the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

         "Wholly-owned" when used in connection with any Subsidiary shall mean a Subsidiary of which all of the issued and outstanding shares of stock (except shares required as directors' qualifying shares) shall be owned by the Company and/or one or more of its Wholly-owned Subsidiaries.

Section 7.2       Accounting Principles.

         Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

                         ARTICLE VIII -- MISCELLANEOUS

Section 8.1       Expenses; Stamp Tax Indemnity.

         Whether or not the transactions herein contemplated shall be consummated, the Company agrees to pay directly all of Purchasers' out-of-pocket expenses not to exceed $60,000 in the aggregate, in connection with (a) the entering into of this Agreement and the Debenture Purchase Agreement and the consummation of the transactions contemplated hereby and thereby, including but not limited to the reasonable fees, expenses and disbursements of Purchasers' counsel, and (b) so long as Purchaser holds any of the Preferred Stock, all such expenses relating to any amendments, waivers or consents pursuant to the provisions hereof (whether or not the same are actually executed and delivered), including, without limitation, any amendments, waivers or consents resulting from any work-out, restructuring or similar proceedings relating to the performance by the Company of its obligations under this Agreement. The Company also agrees that it will pay and save Purchasers harmless against any and all liability with respect to stamp and other taxes, if any, which may be payable in connection with the execution and delivery of this Agreement or the issuance of the Preferred Stock, whether or not any shares of Preferred Stock are then outstanding. The Company agrees to protect and indemnify Purchasers against any liability for any and all brokerage fees and commissions payable or claimed to be payable to any Person retained by the Company in connection with the transactions contemplated by this Agreement.

Section 8.2       Powers and Rights Not Waived; Remedies Cumulative.

         No delay or failure on the part of the holder of any Preferred Stock in the exercise of any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other of further exercise thereof, or the exercise of any other power or right, and the rights and remedies of the holder of any Preferred Stock are cumulative to and are not exclusive of any rights or remedies any such holder would otherwise have, and no waiver or consent, given or extended pursuant to Article XI hereof, shall extend to or affect any obligation or right not expressly waived or consented to.

Section 8.3       Notices.

         All communications provided for hereunder shall be in writing and shall be delivered personally, or mailed by registered mail, or by prepaid overnight air courier, or by facsimile communication, in each case addressed:

         If  to Tandem:             Tandem Capital, Inc.
                                    500 Church Street, Suite 200
                                    Nashville, Tennessee  37219
                                    Fax:  (615) 726-1208
                                    Attention:  Craig Macnab

         with a copy to:            Sherrard & Roe, PLC
                                    424 Church Street, Suite 2000
                                    Nashville, Tennessee  37219
                                    Fax:  (615) 742-4539
                                    Attention:  Donald I.N. McKenzie, Esq.

         If to Argosy:              Argosy Investment Partners, L.P.
                                    950 West Valley Road, Suite 2902
                                    Wayne, Pennsylvania  19087
                                    Fax:  (610) 964-9524
                                    Attention: John P. Kirwin, III, Principal

         with a copy to:            McCausland, Keen & Buckman
                                    Radnor Court
                                    259 Radnor-Chester Road, Suite 160
                                    Radnor, Pennsylvania  19087-5240
                                    Fax:  (610) 341-1099
                                    Attention:  Robert H. Young, Jr.

         If to the Company:         Berger Holdings, Ltd.
                                    805 Pennsylvania Blvd.
                                    Feasterville, Pennsylvania 19053
                                    Fax: (215) 355-7738
                                    Attention:  President

         with a copy to:            Wolf, Block, Schorr, and Solis-Cohen, LLP
                                    12th Floor, Packard Building
                                    111 South 15th Street
                                    Philadelphia, Pennsylvania 19102
                                    Fax: (215) 977-2334
                                    Attention:  Jason M. Shargel, Esq.

or such other address as the respective Purchaser or the subsequent holder of any Preferred Stock initially issued to either Purchaser may designate to the Company in writing, or such other address as the Company may in writing designate to Purchasers or to a subsequent holder of the Preferred Stock initially issued to Purchasers, provided, however, that a notice sent by overnight air courier shall only be effective if delivered at a street address designated for such purpose by such person and a notice sent by facsimile communication shall only be effective if made by confirmed transmission at a telephone number designated for such purpose by such person or, in either case, as a Purchaser or a subsequent holder of any Preferred Stock initially issued to Purchasers may designate to the Company in writing or at a telephone number herein set forth in the case of the Company.

Section 8.4       Successors and Assigns.

         A Purchaser's interest in this Agreement and the other Operative Documents may be endorsed, assigned and/or transferred in whole or in part by such Purchaser, and any such holder and/or assignee of the same shall succeed to and be possessed of the rights and powers of a Purchaser under all of the same to the extent transferred and assigned. The Company shall not assign any of its rights nor delegate any of its duties under this Agreement or any of the other Operative Documents by operation of law or otherwise without the prior express written consent of Purchasers, and in the event the Company obtains such consent, this Agreement and the other Operative Documents shall be binding upon such assignee.

Section 8.5       Survival of Covenants and Representations.

         All representations and warranties made by the Company herein and in any certificates delivered pursuant hereto, whether or not in connection with the Closing Date, shall survive the closing and the delivery of this Agreement and the Closing Date, and shall be extinguished and eliminated on the day that is eighteen (18) months after the Closing Date, except that the representations and warranties of the Company set forth in Section 2.11, 2.17,
2.27 and 2.28 shall survive until the expiration of the applicable statutes of limitation. All covenants made by the Company herein shall survive the closing and delivery of this Agreement and the Operative Documents in accordance with their respective terms for as long as the Purchasers collectively hold no less than 15,000 shares of Preferred Stock, as adjusted for stock splits, stock dividends, and other events, as more fully described in the Statement With Respect To Shares.

Section 8.6       Severability.

         Should any part of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid or unenforceable portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part, parts or portion which may for any reason, be hereafter declared invalid or unenforceable.

Section 8.7       Governing Law.

         The corporate law of Pennsylvania shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by the internal law, and not the law of conflicts, of Tennessee.

Section 8.8       Captions; Counterparts.

         The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 8.9       Entire Agreement.

         This Agreement together with the Statement With Respect To Shares constitutes the entire agreement of the parties with regard to the sale of the Preferred Stock.

Section 8.10      Specific Performances.

         Should the Company violate any of Sections 5.11, 5.12, and 5.13 of this Agreement, then, in addition to all legal and equitable remedies available to the Purchasers, the provisions thereof shall be enforceable by specific performance and injunctive relief. The parties agree and stipulate that the right of Purchasers to obtain specific performance, injunctive relief, or both, are specifically bargained for due to the mutual recognition that the amount of actual damages arising from violation of the covenants in Sections 5.11, 5.12, and 5.13 will be difficult or impossible to ascertain both now and in the future and that such violation will cause irreparable harm to Purchasers.

Section 8.11      Attorneys' Fees.

         If legal action is commenced to enforce any provision of this Agreement, the prevailing party in such action shall be entitled to recover its attorneys' fees through all appellate levels in addition to any other relief that may be granted.

         IN WITNESS WHEREOF, the parties hereto have caused this Preferred Stock Purchase Agreement to be executed and delivered by their duly authorized officers as of the date first written above.

                            COMPANY:

                            BERGER HOLDINGS, LTD.


                            By: /s/ Theodore A. Schwartz
                                ---------------------------------------
                                Name:    Theodore A. Schwartz
                                      ---------------------------------
                                Title:   C.E.O.
                                      ---------------------------------


                            PURCHASERS:

                            SIRROM CAPITAL CORPORATION
                            d/b/a TANDEM CAPITAL


                            By:  /s/ Craig Macnab
                                 ---------------------------------------
                                 Craig Macnab, Vice President


                            ARGOSY INVESTMENT PARTNERS, L.P.

                            By:  Argosy Associates, L.P., its general partner
                            By:  Argosy Associates, Inc., its general partner


                                 Name: /s/ John Paul Kirwin, III
                                       --------------------------------------

                                 Title: Vice President
                                       --------------------------------------

                                    EXHIBIT A
                        STATEMENT WITH RESPECT TO SHARES

               List of Schedules -- Preferred Share Purchase Agreement

Schedule 2.1(a) -- States in Which Company is Qualified
Schedule 2.1(b) -- Subsidiaries
Schedule 2.1(c) -- SBA Affiliates
Schedule 2.2(a) -- Preemptive Rights, Right of First Refusal, Antidilution
                   Rights
Schedule 2.2(b) -- Options, Warrants and Other Rights
Schedule 2.2(c) -- Shares not Reserved
Schedule 2.3 -- Consents
Schedule 2.7 -- Absence of Changes
Schedule 2.8 -- Defaults
Schedule 2.10 -- Litigation
Schedule 2.11 -- Taxes
Schedule 2.12(i) -- Indebtedness
Schedule 2.12(ii) -- Interested Officers or Directors
Schedule 2.12(iii) -- Guaranties and Indemnities
Schedule 2.13 -- Title
Schedule 2.14 -- Proprietary Information
Schedule 2.14(b)(i) -- Intellectual Property
Schedule 2.14(b)(ii) -- Intellectual Property
Schedule 2.15 -- Debt
Schedule 2.16(i) -- Material Contracts
Schedule 2.16(ii) -- Material Contracts
Schedule 2.19 -- Distribution to Holders of Preferred Stock
Schedule 2.21 -- Regulatory Compliance
Schedule 2.24 -- Registration Rights
Schedule 2.25 -- Insurance
Schedule 2.27 -- Employees
Schedule 2.28 -- ERISA
Schedule 2.31 -- Acquisition Agreement
Schedule 5.1 -- Use of Proceeds
Schedule 5.12(a) -- Key Item Report
Schedule 5.13 -- Debt to be Incurred Contemporaneously with Closing or Shortly
                 Thereafter
Schedule 5.14 -- Guaranties
Schedule 5.23 -- Key Executives
Schedule 6.1 -- Senior Indebtedness

                          STATEMENT WITH RESPECT TO SHARES

                                         OF

                                BERGER HOLDINGS, LTD.

       RESOLVED, that pursuant to the powers expressly delegated to the Board of Directors by Article 6 of the Articles of Incorporation of the Corporation, as amended, the Corporation hereby establishes and designates one series of preferred stock and fixes and determines as set forth herein the relative rights and preferences thereof as follows:

       Section 1. Designation. There shall be established a series of preferred stock, which shall consist of 40,000 shares of the authorized preferred stock and shall be designated Series A Convertible Preferred Stock (herein referred to as the "Preferred Stock").

       Section 2. Dividends.

                (a) The holders of Preferred Stock shall be entitled to receive dividends (the "Preferred Dividend") payable in cash at the rate of $10.00 per share per annum or such rate as modified under Section 2(b) herein (the "Dividend Rate") on a cumulative basis from the actual date of original issue of each share of Preferred Stock (the "Original Issue Date"), whether or not declared, out of funds legally available therefor, payable quarterly in arrears on the first day of each February, May, August, and November in each year (each a "Dividend Payment Date"). Payments shall commence on the first such date to occur after the Original Issue Date. Each such Preferred Dividend shall be payable to the holders of record of the Preferred Stock at the close of business on the preceding December 31, March 31, June 30, and September 30, respectively. Each dividend shall be declared by the Board of Directors no more than fifteen
(15) days prior to its respective record date. Payments shall equal $2.50 per share on each Dividend Payment Date or such lesser amount as shall result from any proration in respect of any partial quarterly period. The amount of Preferred Dividends payable upon the occurrence of any event described in Sections 3, 5 or 7 hereof shall be computed by multiplying the applicable Dividend Rate by a fraction, the numerator of which shall be the number of days since the preceding Dividend Payment Date to the date of payment of such partial Preferred Dividend and the denominator of which shall be 360.

                (b) Beginning on the fifth anniversary of the Original Issue Date, the Dividend Rate shall be adjusted by increasing the Dividend Rate to $20.00 per share per annum, with the quarterly Preferred Dividend being increased to $5.00 per share.

                (c) So long as any of the shares of Preferred Stock are outstanding, no dividends (other than dividends or distributions paid in shares of or options, warrants or rights to subscribe for or purchase shares of Common Stock) shall be declared or paid or set apart for payment by the Corporation or other distribution of cash or other property declared or made directly or indirectly by the Corporation or any affiliate or any person acting on behalf of the Corporation or any of its affiliates with respect to any shares of Common Stock or other capital stock over which the Preferred Stock has preference or priority in the payments of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation ("Junior Stock"), nor shall any shares of Junior Stock be redeemed, purchased or otherwise acquired (other than a (i) purchase or other acquisition of Common Stock made for purposes of any employee incentive or benefit plan of the Corporation or any subsidiary or (ii) the purchase of up to 125,000 shares of Common Stock (as adjusted for stock splits or stock dividends) pursuant to the "Put Option" contained in the Asset Purchase Agreement dated as of

 December 3, 1997, by and among the Corporation and the parties thereto) for any consideration (or any moneys be paid to or made available for a sinking-fund for the redemption of any shares of any such stock) directly or indirectly by the Corporation or any affiliate or any person acting on behalf of the Corporation or any of its affiliates (except by conversion into or exchange for Junior Stock), nor shall any other cash or other property otherwise be paid or distributed to or for the benefit of any holder of shares of Junior Stock in respect thereof, directly or indirectly, by the Corporation or any affiliate or any person acting on behalf of the Corporation or any of its affiliates unless in each case (x) the full Preferred Dividends (including all accumulated, accrued and unpaid dividends) on all outstanding shares of Preferred Stock shall have been paid or such dividends have been declared and set apart for payment for the current dividend periods with respect to the Preferred Stock and (y) sufficient funds shall have been paid or set apart for the payment of the full Preferred Dividend for the current dividend period with respect to the Preferred Stock.

                   (d) If and whenever a quarterly Preferred Dividend is not paid on a Dividend Payment Date (whether or not declared), then the amount of such Preferred Dividend remaining in arrears and unpaid from time to time shall bear interest from such Dividend Payment Date until the date it is paid in full at an annual rate equal to ten percent (10%). Interest payable in respect of Preferred Dividends which are in arrears shall be computed on the basis of twelve (12) 30 - day months and a 360-day year. No payment shall be applied to the Preferred Dividend due on a Dividend Payment Date unless and until all arrears, including interest thereon, with respect to accumulated, accrued but unpaid Preferred Dividends shall have been paid.

          Section 3. Liquidation, Dissolution, or Winding Up.

                   (a) In the event of any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the holders of the Preferred Stock shall be entitled to be paid first out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock of all classes and before any sums shall be paid or any assets distributed among the holders of shares of any other class or series of capital stock of the Corporation, including Common Stock, an amount per share equal to One Hundred Dollars ($100.00) plus an amount equal to all the accrued but unpaid Preferred Dividends (whether or not declared), and the amount equal to all interest, if any, on any Preferred Dividends in arrears, in each case to the date of final distribution to such holders (the "Preference Amount"). Until the holders of the Preferred Stock have been paid the Preference Amount in full, no payment will be made to any holder of Junior Stock upon the liquidation, dissolution or winding up of the Corporation. If the assets of the Corporation shall be insufficient to permit the payment in full to the holders of the Preferred Stock of the Preference Amounts, then the entire assets of the Corporation available for such distribution shall be distributed ratably among the holders of the Preferred Stock in proportion to the Preference Amount each such holder is otherwise entitled to receive. After payment of the Preference Amount shall have been made in full to the holders of the Preferred Stock or funds necessary for such payment shall have been set aside by the Corporation in trust for the account of holders of the Preferred Stock so as to be available for such payment, holders of the Preferred Stock shall not be entitled to participate in the distribution of any remaining assets of the Corporation.

                   (b) Any consolidation, merger or a statutory share exchange (other than a (i) merger with a wholly-owned subsidiary of the Corporation, (ii) or a mere reincorporation transaction, or (iii) a merger pursuant to which the Corporation is the surviving entity and the capitalization of the Corporation remains unchanged) in which the outstanding shares of capital stock of the Corporation are exchanged for securities or other consideration of or from another corporation, or a sale of all or substantially all the assets or stock of the Corporation, shall be deemed to be a liquidation, dissolution, or winding up of the affairs of the Corporation within the meaning of this
Section 3, and shall entitle the holders of the Preferred Stock to receive on the effective date of such event the Preference Amount, in cash, securities or other property; provided, however, that any such event shall not be so regarded as a liquidation, dissolution, or winding up of the affairs of the Corporation with respect to the Preferred Stock if the holders of seventy-five percent (75%) of the outstanding shares of the Preferred Stock approve such event or elect not to have any such event deemed to be a liquidation, dissolution, or winding up of the affairs of the Corporation by giving written notice thereof to the Corporation at least ten (10) days prior to the effective date of such event.

                (c) Whenever the distribution provided for in this Section 3 shall be paid in property other than cash, the value of such distribution shall be the fair value thereof determined in good faith by the Board of Directors of the Corporation.

        Section 4. Voting Rights.

                (a) Except as otherwise required by law, or as specifically provided herein, the holders of Preferred Stock shall have full voting rights and powers, and the holders of shares of Preferred Stock and Common Stock shall vote together as a single class on all matters submitted to a vote of the stockholders of the Corporation; provided, however, that solely with respect to the right to elect and remove directors, the holders of Preferred Stock shall not be entitled to vote pursuant to this Section 4(a), but the provisions of
Section 4(b) and (c) shall govern the rights of the holders of Preferred Stock with respect to the election or removal of directions. In any vote pursuant to the preceding sentence, each holder of Preferred Stock shall be entitled to that number of votes equal to the number of shares of Common Stock which would be issuable upon conversion of such shares of Preferred Stock, as provided in
Section 5(a) hereof (the "As Converted Number of Shares") of such holder (with fractional shares rounded up or down to the nearest whole number) at the record date for the determination of stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited. The holders of the Preferred Stock shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation.

                (b) The holders of the Preferred Stock, voting separately as one class, shall have the exclusive and special right at all times to elect two (2) directors (the "Preferred Directors") to the Board of Directors of the Corporation provided, however, that so long as any shares of Preferred Stock are outstanding, the Board of Directors shall not consist of more than nine (9) members. The Preferred Directors shall be elected by the vote of the holders of seventy-five percent (75%), and removed by the vote of the holders of seventy-five percent (75%), of the shares of Preferred Stock then outstanding. The right of holders of the Preferred Stock contained in this Section 4(b) may be exercised either at a special meeting of the holders of Preferred Stock or at any annual or special meeting of the stockholders of the Corporation, or by written consent of such holders in lieu of a meeting. Upon the written request of the holders of record of at least a majority of the Preferred Stock then outstanding, the Secretary of the Corporation shall call a special meeting of the holders of Preferred Stock for the purpose of (i) removing any Preferred Director elected pursuant to this Section 4(b) and/or (ii) electing director(s) to fill a vacancy of the directorship authorized to be filled by the holders of Preferred Stock pursuant to this Section 4(b). Such meeting shall be held at the earliest practicable date.

At any meeting held for the purpose of electing or removing a Preferred Director, the presence, in person or by proxy, of the holders of record of seventy-five percent (75%) of the Preferred Stock then outstanding shall be required to constitute a quorum of the Preferred Stock for such election.

 A vacancy in the directorship to be elected by the holders of Preferred Stock pursuant to this Section 4(b) may be filled only by vote or written consent in lieu of a meeting of the holders of seventy-five percent (75%) of the shares of Preferred Stock then outstanding and may not be filled by the remaining directors.

                (c) If and whenever four (4) quarterly dividends (whether or not consecutive) payable on the Preferred Stock shall be in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full), whether or not earned or declared, the number of directors then constituting the Board of Directors shall be increased to a number which allows for holders of the Preferred Stock to elect a majority of the entire Board of Directors at a special meeting of stockholders called as hereinafter provided. Whenever all arrears in dividends on the Preferred Stock (together with interest on dividends in arrears pursuant to Section 2(d) above) shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Preferred Stock to elect such additional directors shall cease (but subject always to the same provision of the vesting of such special voting rights in the case of any similar future arrearages in four (4) quarterly dividends), and the terms of office of all persons elected as additional directors by the holders of the Preferred Stock pursuant to this
 Section 4(c) shall forthwith terminate and the number of the Board of Directors shall be reduced accordingly. At any time after such additional voting power shall have been so vested in the holders of the Preferred Stock, the Secretary of the Corporation may, and upon the written request of any holder of Preferred Stock (addressed to the Secretary at the principal office of the Corporation) shall, call a special meeting of the holders of the Preferred Stock for the election of the additional directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Corporation for a special meeting of the stockholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within twenty (20) days after receipt of any such request, then any holder of Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation. The additional Preferred Directors elected at any special meeting shall hold office until the next annual meeting of the stockholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the additional Preferred Directors, a successor shall be elected by the Board of Directors, upon the nomination of the then remaining Preferred Directors or the successor of such remaining directors, to serve until the next annual meeting of the stockholders or special meeting held in place thereof if such office shall not have previously terminated as above provided.

         Section 5. Conversion Rights. The holders of the Preferred Stock shall have the following conversion rights:

                 (a) Right to Convert. Each share of Preferred Stock shall be convertible at any time, and from time to time, at the option of the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing One Hundred Dollars ($100.00) (the "Numerator") by the Conversion Price (as defined below) in effect at the time of conversion. The conversion price at which shares of Common Stock shall be deliverable upon conversion of Preferred Stock without the payment of additional consideration by the holder thereof (the "Conversion Price") initially shall be Four and 25/100 Dollars ($4.25). Such initial Conversion Price, and the rate at which shares of Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below. The conversion rights of the holders of Preferred Stock shall terminate (i) in the event of a liquidation of the Corporation, at the close of business on the first full day preceding the date fixed for the payment of any amounts distributable on liquidation to the holders of

Preferred Stock; and (ii) in the event shares of Preferred Stock are called for redemption pursuant to Section 7 hereof, at the close of business on the Redemption Date (as defined in Section 7(a) below), unless the Corporation shall default in making payment in full of the Redemption Price.

                (b) Adjustment to Conversion Price Upon Occurrence of Extraordinary Common Stock Event. Upon the happening of an Extraordinary Common Stock Event (as hereinafter defined), the Conversion Price for the Preferred Stock, simultaneously with the happening of such Extraordinary Common Stock Event, shall be adjusted by multiplying the then-effective Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained thereafter shall be the Conversion Price for the Preferred Stock. The Conversion Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event(s). "Extraordinary Common Stock Event" shall mean (i) the issuance of additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) a stock split or subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) a reverse stock split or combination of outstanding shares of Common Stock into a smaller number of shares of Common Stock.

                (c) Recapitalization or Reclassification. If the Common Stock issuable upon the conversion of the Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock of the Corporation, whether by recapitalization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for in
Section 5(b) hereof, or a reorganization, merger, share exchange, consolidation, or sale of assets provided for in Section 5(d) hereof), then and in each such event the holder of each share of Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such recapitalization, reclassification, or other change by holders of the number of shares of Common Stock into which such share of Preferred Stock might have been converted immediately prior to such recapitalization, reclassification, or change, all subject to further adjustment as provided herein.

                (d) Capital Reorganization, Merger, Share Exchange, Consolidation, or Sale of Assets. If at any time or from time to time there shall be a capital reorganization of the Common Stock, including a merger, share exchange, consolidation, or sale of all or substantially all of assets of the Corporation (other than a subdivision or combination of shares or stock dividend provided for in Section 5(b) hereof or a recapitalization or reclassification provided for in Section 5(c) hereof), then, as a part of such reorganization, provision shall be made so that the holders of the Preferred Stock thereafter shall be entitled to receive, upon conversion of each share of the Preferred Stock, the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock into which such shares of Preferred Stock might have been converted immediately prior to such capital reorganization would have been entitled to receive. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of the Preferred Stock after the reorganization to the end that the provisions of this Section 5 (including adjustment of the Conversion Price then in effect and the number of shares acquired upon conversion of the Preferred Stock) shall be applicable after that event in as nearly equivalent a manner as may be practicable. Notwithstanding the foregoing, in the case of a consolidation, merger, share exchange, or sale of all or substantially all the assets of the Corporation, the provisions of Section 3(b) shall apply to the Preferred Stock, and this Section 5(d) shall not apply, unless, as provided in Section 3(b) the holders of seventy five percent (75%) of the outstanding shares of Preferred Stock elect that such event shall not be deemed to be a liquidation, dissolution, or winding up of the affairs of the Corporation.

                 (e)     Certain Dilutive Issues.

                   (i) Special Definitions. For purposes of this Section 5(e), the following definitions apply:

                            (1) "Options" shall mean rights, options, or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities (as defined below), except for (A) currently exercisable options and warrants to purchase an aggregate of 1,539,248 shares of Common Stock outstanding on the Original Issue Date (the "Outstanding Options"); (B) options to purchase an aggregate of 1,270,000 shares of Common Stock granted or provided for but not exercisable as of the Original Issue Date (the "Agreed Options"), (C) rights or options to acquire up to an aggregate of 250,000 shares of Common Stock which may be granted to employees, directors or consultants to the Corporation at an exercise price of no less than the Fair Market Value (as defined in Section 5(h) below) on the date of grant (the "Future Options") and (D) warrants to purchase an aggregate of 350,000 shares of Common Stock granted and reserved for issuance on the Original Issue Date (the "Current Warrants").

                            (2) "Convertible Securities" shall mean any evidences of indebtedness, shares of stock (other than Common Stock and Preferred Stock) or other securities convertible into or exchangeable for Common Stock.

                            (3) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or deemed to be issued pursuant to Section 5(e)(iii)) by the Corporation after the Original Issue Date, other than shares of Common Stock issued or issuable upon (i) upon conversion of shares of Preferred Stock or as a dividend or distribution on Preferred Stock, (ii) upon the exercise of the Outstanding Options; (iii) upon the exercise of the Agreed Options,
         (iv) upon the exercise of any Future Options, or (v) upon the exercise of the Current Warrants.

                  (ii) No Adjustment of Conversion Price. Any provision herein to the contrary notwithstanding, no adjustment in the number of shares of Common Stock into which shares of Preferred Stock is convertible shall be made, by adjustment in the Conversion Price, unless the consideration per share (determined pursuant to Section 5(e)(v) hereof) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Conversion Price in effect on the date of, and immediately prior to, the issue of such Additional Shares of Common Stock.

                  (iii) Issue of Options and Convertible Securities. In the event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 5(e)(v) hereof) of such Additional Shares of Common Stock would be less than the Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                            (1) no further adjustments in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                            (2) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or decrease or increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities, provided, however, that no such adjustment of the Conversion Price shall affect Common Stock previously issued upon conversion of shares of Preferred Stock;

                            (3) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities that shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                                    (a) in the case of Convertible Securities or
         Options for Common Stock, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities that were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange,and

                                    (b) in the case of Options for Convertible
         Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation (determined pursuant to Section 5(e)(v)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                            (4) no readjustment pursuant to Section 5(e)(iii)(2) or (3) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (a) the Conversion Price prior to the initial adjustment to which the readjustment applies, or (b) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the date of the initial adjustment date and such readjustment date; and

                            (5) in the event of any change in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any Option or Convertible Security, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price then in effect shall forthwith be readjusted to such Conversion Price as would have been obtained had the adjustment which was initially made upon the issuance of such unexercised Option or unconverted Convertible Security, been made upon the basis of such subsequent change, but no further adjustment shall be made for the actual issuance of Common Stock upon the exercise or conversion of any such Option or Convertible Security.

                  (iv) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation at any time after the Original Issue Date shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 5(e)(iii)), without consideration or for a consideration per share less than the Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, the Conversion Price shall be reduced to a price (calculated to the nearest cent) determined by multiplying the then current Conversion Price by a fraction the numerator of which shall be the sum of

                            (A) the number of shares of Common Stock outstanding immediately prior to such issue, plus

                            (B) the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at the Conversion Price in effect immediately prior to such issuance and the denominator of which shall be the sum of

                            (x) the number of shares of Common Stock outstanding immediately prior to such issue, plus

                            (y) the number of such Additional Shares of Common Stock so issued.

For the purpose of the above calculation, the number of shares of Common Stock outstanding shall be calculated on a fully diluted basis, as if all shares of Preferred Stock and all other Convertible Securities had been fully converted into shares of Common Stock immediately prior to such issuance, and any outstanding warrants, options or other rights for the purchase of shares of stock or Convertible Securities had been fully exercised immediately prior to such issuance, and the resulting securities fully converted into shares of Common Stock, if so convertible as of such date. This calculation shall not include, however, any Additional Shares of Common Stock issuable with respect to shares of Preferred Stock, Convertible Securities or outstanding options, warrants or other rights for the purchase of shares or Convertible Securities, solely as a result of adjustment of the Conversion Price resulting from the issuance of Additional Shares of Common Stock causing such adjustment.

         The provisions of this Section 5(e)(iv) do not apply if the provisions of any of Section 5(b), (c) or (d) apply.

                  (v) Determination of Consideration. The consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                            (1) Cash, Property, and Other Consideration. Such consideration shall:

                                    (a) insofar as it consists of cash, be
         computed as the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                                    (b) insofar as it consists of property,
         services, or other consideration other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                                    (c) in the event Additional Shares of Common
         Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of the consideration so received, computed as provided in clauses (a) and (b) above, as is determined in good faith by the Board of Directors.

                            (2) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Options and Convertible Securities, shall be deemed to be the sum of the consideration paid for such Option or Convertible Security, if any, plus the lowest consideration per share then payable upon the exercise of Options, as set forth in the instruments relating to such Options or Convertible Securities, without regard to any provision contained therein designed to protect against dilution. If Options or Convertible Securities are issued together with other securities or instruments of the Corporation, the Board of Directors shall determine in good faith the amount of consideration paid for such Option or Convertible Securities.

                 (f) Certificate as to Adjustments. In each case of an adjustment or readjustment of the Conversion Price of the Preferred Stock, the Corporation will furnish each holder of the Preferred Stock with a certificate prepared by the Chief Financial Officer of the Corporation showing such adjustment or readjustment and stating in detail the facts upon which such adjustment or readjustment is based.

                (g) Exercise of Conversion Privilege. To exercise its conversion privilege, a holder of Preferred Stock shall surrender the certificate(s) representing the shares being converted to the Corporation at its principal office, accompanied by written notice to the Corporation at that office that such stockholder elects to convert such shares (a "Conversion Notice"). The Conversion Notice also shall state the name(s) and address(es) in which the certificate(s) for shares of Common Stock issuable upon such conversion shall be issued. The certificate(s) for shares of Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Corporation or in blank. The date when the Conversion Notice is received by the Corporation together with the certificate(s) representing the shares of Preferred Stock being converted shall be the "Conversion Date." As promptly as practicable after the Conversion Date, the Corporation shall issue and deliver to the holder of the shares of Preferred Stock being converted, or on its written order, such certificate(s) as it may request of the number of whole shares of Common Stock issuable upon the conversion of such shares of Preferred Stock in accordance with the provisions of this Section 5 and cash, as provided in

Section 5(h), in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as a holder of the converted shares of Preferred Stock shall cease and the person(s) in whose name(s) any certificate(s) for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder(s) of record of the shares of Common Stock represented thereby.

                (h) Cash in Lieu of Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Preferred Stock. Instead of any fractional shares of Common Stock that otherwise would be issuable upon conversion of a series of Preferred Stock, the Corporation shall pay to the holder of the shares of Preferred Stock that were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the Fair Market Value price per share of the Common Stock at the close of business on the Conversion Date. "Fair Market Value" shall mean (i) in the case of a security listed or admitted to trading on any securities exchange, the last reported sale price, regular way (as determined in accordance with the practices of such exchange), on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day (and in the case of a security traded on more than one national securities exchange, at such price or such average, upon the exchange on which the volume of trading during the last calendar year was the greatest), (ii) in the case of a security not then listed or admitted to trading on any securities exchange, the last reported sale price on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reputable quotation service designated by the Corporation, (iii) in the case of a security not then listed or admitted to trading on any securities exchange and as to which no such reported sale price or bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reputable quotation service, or the Wall Street Journal, or if there are no bids and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than 30 days prior to the date in question) for which prices have been so reported, and (iv) in the case of a security determined by the Corporation's Board of Directors as not having an active quoted market or in the case of other property, such fair market value as shall be determined by the Board of Directors. The determination as to whether any fractional shares are issuable shall be based upon the total number of shares of Preferred Stock being converted at any one time by any holder thereof, not upon each share of Preferred Stock being converted.

                (i) Reservation of Common Stock. The Corporation at all times shall reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as from time to time shall be sufficient to effect the conversion of all outstanding shares of the Preferred Stock.

        Section 6. Restrictions and Limitations; Voting as a Class. So long as any shares of Preferred Stock remain outstanding, in addition to any other vote or consent of stockholders required by law or the Articles of Incorporation, the Corporation will not take any of the following actions without the affirmative vote or consent (with each share of Preferred Stock being entitled to one vote) of the holders of at least seventy-five percent (75%) of the outstanding shares of the Preferred Stock, given in writing or by resolution adopted at a meeting called for such purpose:

                (a) amend the Articles of Incorporation or Bylaws of the Corporation if such amendment would:

                            (i) reduce the Dividend Rate on the Preferred Stock provided for herein, make such dividends noncumulative, defer the date from which dividends will accrue, cancel accrued and unpaid dividends, or change the relative seniority rights of the holders of the Preferred Stock as to the payment of dividends in relation to the holders of any other capital stock of the Corporation;

                            (ii) reduce the amount payable to the holders of the Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, or change the relative seniority of the liquidation preferences of the holders of the Preferred Stock;

                            (iii) reduce the Redemption Price specified in
         Section 7 hereof with respect to the Preferred Stock,

                            (iv) cancel or modify the conversion rights of the Preferred Stock provided for in Section 5 hereof, or

                            (v) adversely affect any of the rights, preferences or privileges provided for herein for the benefit of any shares of Preferred Stock; provided that no issuance of equity securities which shall have been approved under Section 6(d) hereof (or which does not require approval under such Section 6(d)) shall be deemed to have such an adverse effect.

                    (b) redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose) any share or shares of Preferred Stock otherwise than by redemption of Preferred Stock in accordance with Section 7 hereof or by conversion in accordance with Section 5 hereof,

                    (c) redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any share or shares of Junior Stock, except for (i) a purchase or other acquisition of Common Stock made for purposes of any employee incentive or benefit plan of the Corporation or any subsidiary, or (ii) the purchase of up to 125,000 shares of Common Stock (as adjusted for stock splits or stock dividends) pursuant to the "Put Option" contained in the Asset Purchase Agreement dated as of December 3, 1997, by and among the Corporation and the parties thereto.

                    (d) authorize or issue, or obligate itself to issue, any other equity security (i) senior to or on a parity with the Preferred Stock as to dividend rights or redemption rights or liquidation preferences or (ii) which entitles the holders thereof to voting rights equal to at least twenty percent (20%) of the outstanding voting power of all capital stock of the Corporation or to elect directors which constitute twenty percent (20%) or more of the Board of Directors;

                    (e) effect any sale, lease, assignment, transfer, or other conveyance of all or substantially all of the assets of the Corporation or any of its subsidiaries, or any consolidation or merger involving the Corporation or any of its subsidiaries, except (i) merger with wholly-owned subsidiary of the Corporation, (ii) a mere reincorporation transaction, or (iii) a merger pursuant to which the Corporation is the surviving entity and the capitalization of the Corporation remains unchanged, or (iv) upon an election by the holders of Preferred Stock pursuant to Section 3(b) hereof,


                    (f) increase or decrease (other than by redemption or conversion) the total number of authorized shares of Preferred Stock (which shall not prohibit the increase or decrease by the Corporation of the total number of authorized shares of preferred stock); or

                (g) effect any change in the rights or limitations of the Common Stock, or any recapitalization of the Corporation.

       Section 7.        Redemption.

                (a) Redemption at the Option of the Corporation. Shares of Preferred Stock shall not be redeemable by the Corporation at any time prior to the second anniversary of the Original Issue Date. On and after the second (2nd) anniversary of the Original Issue Date, at the option of the Corporation, the Corporation may fix a date (the "Redemption Date") on which it shall redeem all (but not less than all) of the then outstanding shares of Preferred Stock by paying in cash, out of funds legally available therefor, to the holders thereof and in respect of each such share of Preferred Stock, the Redemption Price (as defined below), (i) at any time prior to the fifth anniversary of the Original Issue Date but only in the event that the average bid price of the Common Stock of the Corporation exceeds Nine Dollars ($9.00) per share (without giving effect to any stock splits, stock dividends or recapitalizations after the Original Issue Date), with respect to each of the twenty (20) consecutive Trading Days (as defined below) immediately preceding the date of the Redemption Notice (as defined in Section 7(b) below), or (ii) at any time after the fifth anniversary of the Original Issue Date. A holder of Preferred Stock may elect, by written notice delivered to the Corporation not less than ten (10) days prior to the Redemption Date, to waive its right to have redeemed all (but not less than all) of the shares of Preferred Stock held by such holder which are eligible to be redeemed on such Redemption Date, provided that on such Redemption Date each such share of Preferred Stock which is not redeemed shall be converted automatically into shares of Common Stock at the Conversion Price then in effect on such Redemption Date. The term "Trading Day" shall mean any day other than Saturday or Sunday on which national securities exchanges are open for trading and trades in Corporation Common Stock occur. The term "Redemption Price" shall mean an amount per share equal to (A) for any redemption pursuant to clause (i) above, the Preference Amount (determined as provided in Section 3(a) hereof); and (B) for any redemption pursuant to clause (ii) above, One Hundred Five Dollars ($105.00) plus an amount equal to all the accrued but unpaid Preferred Dividends (whether or not declared, and the amount equal to all interest, if any, on any Preferred Dividends in arrears, in each case to the Redemption Date.

                (b) Procedures for Redemption of Preferred Stock. At least thirty (30) days but not more than forty-five (45) days prior to the Redemption Date the Corporation shall mail a written notice, first class postage prepaid, to each holder of record at the close of business on the business day preceding the day on which notice is given, of the Preferred Stock to be redeemed, at the address last shown on the records of the Corporation for such holder, notifying such holder of the redemption to be effected, specifying (i) that all shares of Preferred Stock shall be redeemed from such holder, (ii) the Redemption Date,
(iii) the Redemption Price, (iv) the place at which payment may be obtained, (v) advising such holder of its right to elect to waive its right to have all (but not less than all) such shares redeemed and that, if such election is made, such shares of Preferred Stock which are not redeemed shall be converted automatically into shares of Common Stock at the Conversion Price then in effect (setting forth such Conversion Price), and (vi) calling upon such holder to surrender to the Corporation, in the manner and at the place designated, its certificate or certificates representing the shares to be redeemed (the "Redemption Notice"). On or after the Redemption Date, each holder of Preferred Stock to be redeemed shall surrender to the Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. From and after each Redemption Date, unless there shall have been a default in payment of the Redemption Price, any shares of Preferred Stock redeemed on such Redemption Date shall not be entitled to any further rights as Preferred Stock and shall not be deemed outstanding for any purpose. If the funds of the Corporation legally available for redemption of shares of Preferred Stock on any Redemption Date are insufficient to redeem the total number of shares of Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed based upon the number of shares of Preferred Stock held by each such holder. The shares of Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Preferred Stock such funds will be used immediately to redeem the balance of the shares which the Corporation has become obliged to redeem on any Redemption Date, but which it has not redeemed, it being understood that any such redemption shall not constitute a waiver by a holder of Preferred Stock of any rights derived from the failure to redeem on the Redemption Date.

        Section 8. No Reissuance of Convertible Preferred Stock; Status of Stock. No share of Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion, or otherwise shall be reissued, and all such shares shall be restored to the status of authorized but unissued shares of preferred stock, without designation as to rights, limitations or preferences.

        Section 9. No Dilution or Impairment. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, share exchange, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Preferred Stock set forth herein, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Preferred Stock against dilution or other impairment.

        Section 10.      Notices of Record Date. In the event of any:

                 (a) taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase, or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

                 (b) capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger, consolidation, or share exchange of the Corporation, or any transfer of all or substantially all the assets of the Corporation to any other corporation, or any other entity or person; or

                  (c) voluntary or involuntary dissolution, liquidation, or winding up the Corporation;

then and in each such event the Corporation shall mail or cause to be mailed to each holder of Preferred Stock a notice specifying (i) the record date for such dividend, distribution, or right and a description of such dividend, distribution, or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, share exchange, dissolution, liquidation, or winding up is expected to become effective, and (iii) the time, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, share exchange, dissolution, liquidation, or winding up. Such notice shall be mailed at least ten (10) days prior to the date specified in such notice on which such action is to be taken.

                                           EXHIBIT C
                                    OFFICER'S CERTIFICATE


         The undersigned, Joseph F. Weiderman, the duly elected and authorized President of Berger Holdings, Ltd., a Pennsylvania corporation (the "Company"), does hereby certify pursuant to Section 4.2 of that certain Preferred Stock Purchase Agreement (the "Preferred Stock Agreement"), dated December _, 1997 among the Company and Sirrom Capital Corporation d/b/a Tandem Capital and Argosy Investment Partners, L.P., as follows:

         1. The representations and warranties of the Company contained in the Preferred Stock Agreement were true and correct when made and are true and correct on the date hereof as if made on and as of the date hereof, except as such representations and warranties expressly relate to a specific date.

         2. The Company has performed and complied with all covenants and agreements and conditions contained in the Preferred Stock Agreement required to be performed or complied with by it prior to or at the time of delivery hereof.

         3. Since December___, 1997, no change has occurred in the condition, financial or otherwise, or prospects of the Company or any Subsidiary which, either individually or in the aggregate, would have a Materially Adverse Effect (as defined in the Preferred Stock Agreement).

         4. On the date hereof, the Company consummated the acquisition of __________________, a ________________ corporation pursuant to the terms of that certain [Acquisition Agreement] dated December ___________ , 1997 between the Company and ______________________ .

         Capitalized terms used herein which are defined in the Preferred Stock Agreement will have the same meaning as provided therein.


         IN WITNESS WHEREOF, the undersigned has executed this Officer's Certificate this day of ____________, 199_.

                                        ----------------------------------
                                        Joseph F. Weiderman, President

                                      EXHIBIT D
                          FORM OF SECRETARY'S CERTIFICATE

         The undersigned, _____________________ , the duly elected and authorized Secretary of Berger Holdings, Ltd., a Pennsylvania corporation (the "Company"), does hereby certify pursuant to Section 4.3 of that certain Preferred Stock Purchase Agreement (the "Preferred Stock Agreement"), dated December__, 1997, by and among the Company and Sirrom Capital Corporation d/b/a Tandem Capital and Argosy Investment Partners, L.P., as follows:

       1. There has not been any amendment or other document affecting the Articles of Incorporation of the Company filed with the Secretary of State of Pennsylvania since [date of certified Articles delivered at Closing], or any action contemplating any such amendment, other than the Statement with Respect to Shares.

       2. No proceedings looking toward the liquidation or dissolution of the Company or threatening the existence of the Company are pending or contemplated by the Company.

       3. Attached hereto as Exhibit D-1 is a true, complete and correct copy of the Bylaws of the Company, as amended and/or restated, as such Bylaws are in full force and effect on the date hereof.

         4. Attached hereto as Exhibit D-2 is a true, complete and correct copy of the resolutions duly adopted by the Board of Directors of the Company [at a meeting held on _________________ ] OR [by written consent dated _____________], authorizing the issue and sale of the Preferred Stock and the execution and delivery of the Preferred Stock Agreement and the consummation of the transactions contemplated thereby, and establishing the rights, limitations, and preferences of the Preferred Stock. Such resolutions are in full force and effect on the date hereof and have not been rescinded or modified in any respect.

       5. Attached hereto as Exhibit D-3 is a true and correct specimen copy of the certificate representing shares of Preferred Stock of the Company.

       6. The following persons are the duly elected, qualified and acting officers of the Company authorized to execute and deliver on behalf of the Company, the Preferred Stock Agreement and the other documents and instruments to be executed by the Company in connection with the transactions contemplated by the Preferred Stock Agreement, and the signature of each person set forth opposite his/her name is his/her genuine signature:

Name                                 Office         Signature
----                                 ------         ---------

Joseph F. Weiderman                  President
                                               --------------------------------
                                     Secretary
--------------------------------               --------------------------------

         Capitalized terms used herein which are defined in the Preferred Stock Agreement shall have the same meaning as provided therein.

         IN WITNESS WHEREOF, the undersigned has executed this Secretary's Certificate this _________ day of ___________, 1997.


                                              --------------------------------
                                              Secretary


         The undersigned President of the Company, does hereby certify that ________, who executed the foregoing Certificate, is the duly elected, qualified and acting Secretary of the Company and that the signature on such certificate is his/her genuine signature.

                                            ---------------------------------
                                            Joseph F. Weiderman, President

                                 EXHIBIT F (Pfd. Stock Pur. Agr.)

                 Authorization Agreement for Pre-Authorized Payments (Debit)

 Company Name: Berger Holdings, Ltd.

 The undersigned hereby authorizes [Sirrom Capital Corporation ("SCC"), or any of its wholly-owned subsidiaries that may become the holder of the Series A Convertible Preferred Stock] and the financial institution named below to electronically charge the Company's account specified below for payments of dividends payable with respect to the Company's Series A Convertible Preferred Stock to holders of record on the record dates and with respect to the dividend payment dates set forth on Exhibit A attached hereto.

-----------------------------        -------------------------------------------
 Bank Name                           Branch Location (where account was opened)

-----------------------------        -------------------------------------------
 City                                State              Zip Code

-----------------------------        -------------------------------------------
 Bank Transit/ABA Number             Account Number

                                     -------------------------------------------
                                     Account Name

 This authority is to remain in full force and effect until [SCC (or its assignee)] and Bank have received written notification from the undersigned of its termination in such time and in such manner as to afford [SCC (or its assignee)] and Bank a reasonable opportunity to act on it. Following termination of the authority granted hereby, the Company shall make all payments due [SCC (or its assignee)] at such time and in such manner as set forth in the Statement With Respect To Shares.

--------------------------------     -------------------------------------------
Authorizing Party (Please Print)     Company Tax ID Number

--------------------------------     -------------------------------------------
 Signature             Date          Signature                    Date

                                   Exhibit A

                             Number of Shares Held:
                                     25,000

Record Date        Payment Date      Per Share Amount    Total Dividend Payment
-----------        ------------      ----------------    ----------------------

  03-31-98             05-01-98              $2.50          $  62,500
  06-30-98             08-01-98               2.50             62,500
  09-30-98             11-01-98               2.50             62,500
  12-31-98             02-01-99               2.50             62,500
  03-31-99             05-01-99               2.50             62,500
  06-30-99             08-01-99               2.50             62,500
  09-30-99             11-01-99               2.50             62,500
  12-31-99             02-01-00               2.50             62,500
  03-31-00             05-01-00               2.50             62,500
  06-30-00             08-01-00               2.50             62,500
  09-30-00             11-01-00               2.50             62,500
  12-31-00             02-01-01               2.50             62,500
  03-31-01             05-01-01               2.50             62,500
  06-30-01             08-01-01               2.50             62,500
  09-30-01             11-01-01               2.50             62,500
  12-31-01             02-01-02               2.50             62,500
  03-31-02             05-01-02               2.50             62,500
  06-30-02             08-01-02               2.50             62,500
  09-30-02             11-01-02               2.50             62,500
  12-31-02             02-01-03               2.50             62,500
  03-31-03             05-01-03               5.00            125,000